Exhibit B-2


Niagara Mohawk Power Corporation                         Original Sheet No. 1
FERC Electric Rate Schedule No. [___]






                            INTERCONNECTION AGREEMENT
                                     BETWEEN
                        NIAGARA MOHAWK POWER CORPORATION,
                    NEW YORK STATE ELECTRIC & GAS CORPORATION


                                       AND


                           CONSTELLATION NUCLEAR, LLC


                                     FOR THE
                             NINE MILE POINT UNIT 2
                           NUCLEAR GENERATING STATION





Issued by:  [________]                                Effective:  [_____],  2000
            [Title]

Issued  on: [______],  2000

Niagara Mohawk Power Corporation                          Original Sheet No. 2
FERC Electric Rate Schedule No. [___]



                                TABLE OF CONTENTS
                                -----------------
                                                                           PAGE
                                                                           ----
ARTICLE  I  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . .     5

ARTICLE  II  AGREEMENT  TO  INTERCONNECT  DESCRIPTION  OF  FACILITIES . .     9

ARTICLE  III  REPRESENTATIONS  AND  WARRANTIES  OF  PARTIES . . . . . . .     10

ARTICLE  IV  ACCESS  RIGHTS . . . . . . . . . . . . . . . . . . . . . . .     12

ARTICLE  V  OPERATION, MAINTENANCE, MODIFICATION AND  DECOMMISSIONING . .     12

ARTICLE  VI  POWER  DELIVERIES  . . . . . . . . . . . . . . . . . . . . .     21

ARTICLE  VII  INSURANCE  PROVISIONS . . . . . . . . . . . . . . . . . . .     24

ARTICLE  VIII  COMPLIANCE  WITH  LAWS  AND  SAFETY  . . . . . . . . . . .     25

ARTICLE  IX  COST  PAYMENTS . . . . . . . . . . . . . . . . . . . . . . .     28

ARTICLE  X  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . .     31

ARTICLE  XI  TERM  AND  TERMINATION . . . . . . . . . . . . . . . . . . .     35

ARTICLE  XII  FORCE  MAJEURE  . . . . . . . . . . . . . . . . . . . . . .     37

ARTICLE  XIII  INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . .     38

ARTICLE  XIV  RELATIONSHIP  OF  THE  PARTIES  . . . . . . . . . . . . . .     40

ARTICLE  XV  THIRD  PARTY  BENEFICIARY/ASSIGNMENT . . . . . . . . . . . .     41

ARTICLE  XVI  APPROVAL  . . . . . . . . . . . . . . . . . . . . . . . . .     43

ARTICLE  XVII  WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . .     43

ARTICLE  XVIII  AMENDMENT  AND  MODIFICATION. . . . . . . . . . . . . . .     44


Issued by:  [________]                                Effective:  [_____],  2000
            [Title]
Issued  on: [______],  2000

Niagara Mohawk Power Corporation                          Original Sheet No. 3
FERC Electric Rate Schedule No. [___]


ARTICLE  XIX  GOVERNING  LAW  . . . . . . . . . . . . . . . . . . . . . .     44

ARTICLE  XX  DISPUTE  RESOLUTION  . . . . . . . . . . . . . . . . . . . .     44

ARTICLE  XXI  LIMITATION  OF  LIABILITY . . . . . . . . . . . . . . . . .     46

ARTICLE  XXII  SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . .     47

ARTICLE  XXIII  HEADINGS  . . . . . . . . . . . . . . . . . . . . . . . .     48

ARTICLE  XXIV  INTEGRATION/MERGER/SURVIVABILITY . . . . . . . . . . . . .     48

ARTICLE  XXV  COMPLIANCE  WITH  GOOD  UTILITY  PRACTICE . . . . . . . . .     48

SCHEDULE  A   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     49

SCHEDULE  B   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     52

SCHEDULE  C   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     55

SCHEDULE  D   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     59


Issued by:  [________]                                Effective:  [_____],  2000
            [Title]
Issued  on: [______],  2000

Niagara Mohawk Power Corporation                          Original Sheet No. 4
FERC Electric Rate Schedule No. [___]


     This INTERCONNECTION AGREEMENT (the "Agreement") is made as of December 8, 2000, between Niagara Mohawk Power Corporation ("Niagara Mohawk"), New York
State Electric & Gas Corporation ("NYSEG"), and Constellation Nuclear, LLC ("Constellation" or the "Producer"). Collectively, Niagara Mohawk and NYSEG may be referred to as the "Companies." Collectively, Companies and the Producer may be referred to as the "Parties", or individually, as a "Party."


                                  WITNESSETH:
                                  ------------

     WHEREAS, Niagara Mohawk, NYSEG, Rochester Gas and Electric Corporation and Central Hudson Gas & Electric Corporation ("Sellers") and Constellation have entered into an Asset Purchase Agreement, dated as of December 11, 2000, pursuant to which the Sellers have agreed to sell to Constellation and Constellation has agreed to purchase from the Sellers, the undivided interests of the Sellers in certain assets identified therein with respect to an electric energy generation station which is commonly known as Nine Mile Point Nuclear Generating Station Unit 2 (the "NMP-2 APA") (such assets being collectively referred to herein as the "Generating Facility", which term is defined below in greater detail);

     WHEREAS, Constellation, Niagara Mohawk, and NYSEG have entered into a Reciprocal Easement Agreement for the Generating Facility dated December 11, 2000;

     WHEREAS, after the Closing Date, Constellation will operate the Generating Facility as the holder of the NRC licenses for the Generating Facility and in accordance with the terms of the Nine Mile Point Nuclear Station Unit 2 Operating Agreement, as amended and assigned;

     WHEREAS, the Generating Facility is interconnected with the Transmission System (as defined below) through the Co-owned Transmission Facilities (as defined below) and the Parties desire to continue interconnection on the terms set forth herein;

     WHEREAS, the Producer's ability to deliver and sell Electricity, as defined below, from the Generating Facility is contingent on the Generating Facility remaining interconnected to the Transmission System through the Co-owned Transmission Facilities; and

     WHEREAS, the Parties have agreed to execute this Agreement in order to establish the requirements, terms, and conditions for the continuing interconnection of the Generating Facility with the Transmission System through the Co-owned Transmission Facilities.

NOW THEREFORE, in consideration of the mutual representations, covenants and agreements hereinafter set forth, and intending to be legally bound hereby, the Parties hereto agree as follows:


Issued by:  [________]                                Effective:  [_____],  2000
            [Title]
Issued  on: [______],  2000

Niagara Mohawk Power Corporation                          Original Sheet No. 5
FERC Electric Rate Schedule No. [___]


                                    ARTICLE I
                                  DEFINITIONS

1.1  Definitions

     1.1.1 The following terms, when used herein with initial capitalization, shall have the meanings specified in this section.

     "Affiliate" means, with respect to a corporation, partnership, or other entity, each other corporation, partnership, or other entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such corporation, partnership, or other entity.

     "Agreement" means this Interconnection Agreement, including all schedules attached hereto and any amendments hereto.


     "Bulletin No. 756" means that certain internal Niagara Mohawk document dated December 1997, titled "Supplement to Specifications for Electrical Installations; Parallel Generation Requirements" and designated Electric System Bulletin No. 756 and its Appendix C, as amended or superseded.


     "Closing Date" means the date on which the Sellers' respective undivided interests in the Generating Facility are transferred from the Sellers to Constellation pursuant to the NMP-2 APA.

     "Commercially Reasonable Efforts" means efforts which are designed to enable a Party, directly or indirectly, to satisfy expeditiously a condition to, or otherwise assist in the consummation of, the actions contemplated by this Agreement and which do not require the performing Party to expend any funds or assume liabilities other than expenditures and liabilities which are customary and reasonable in nature and amount in transactions of the kind and nature contemplated by this Agreement.

     "Confidential Information" means any plan, specification, pattern, procedure, design, device, list, concept, policy or compilation relating to the present or planned business of a Party which has not been released publicly by its authorized representatives and which has been designated as "Confidential" by the Party asserting a claim of confidentiality, whether such Confidential Information is conveyed orally, electronically, in writing, through inspection, or otherwise. Confidential Information as used herein also includes Confidential Information supplied by any Party to another Party prior to the execution of this Agreement, and such Confidential Information shall be considered in the same manner and be subject to the same treatment as the Confidential Information made available after the execution of this Agreement. Confidential Information shall also include Confidential Information observed by any Party while visiting the premises of another Party.


Issued by:  [________]                                Effective:  [_____],  2000
            [Title]
Issued  on: [______],  2000

Niagara Mohawk Power Corporation                          Original Sheet No. 6
FERC Electric Rate Schedule No. [___]


     "Co-owned Transmission Facilities" means the properties, structures, facilities, equipment, devices, and apparatus wholly or partly owned or leased by, or under contract to, or under the control of the Companies or their affiliates on Companies' side of the Delivery Points and the Off-site Power Supply Points, as indicated on the one-line diagram attached hereto as Schedule A, which are necessary to interconnect the Generating Facility to the transmission system, or are necessary for purposes of providing transmission and Retail Tariff services, including services under the NYISO Tariff.

     "Decommission"  shall  have  the  same  meaning  as  in  the  NMP-2  APA.

     "Delivery Points" means the points at which Electricity is delivered from the Generating Facility to the Transmission System, as indicated on a one-line diagram attached hereto as Schedule A.

     "Electricity" means electric capacity as measured in MW or kW, energy as measured in MWh or kWh, and ancillary services. "Emergency" means a condition or situation which is deemed imminently likely to (i) endanger life, property, or public health; or (ii) adversely affect or impair the Co-owned Transmission Facilities, the Transmission System, the Generating Facility, or the electrical or transmission systems of others to which Niagara Mohawk's electrical systems are directly or indirectly connected.

     "FERC"  means  the  Federal Energy Regulatory Commission, or its successor.

     "Generating Facility" means the Nine Mile Point Nuclear Generating Station Unit 2 and all Modifications, as defined below, with respect thereto, including, without limitation, facilities, appurtenances, equipment, property and other improvements on the Producer's side of the Delivery Points and the Off-site Power Supply Points, as indicated on a one-line diagram attached hereto as Schedule A.

     "Good Utility Practice"means any of the practices, methods and acts engaged in or approved by a significant portion of the electric utility industry during the relevant time period, or any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition and compliance with applicable laws and regulations. Good Utility Practice is not intended to be limited to the optimum practice, method, or act, to the exclusion of all others, but rather to be acceptable practices, methods, or acts generally accepted in the electric utility industry. Good Utility Practice shall include, but not be limited to, NERC (defined below) criteria, rules, guidelines and standards, NPCC (defined below) criteria, rules,


Issued by:  [________]                                Effective:  [_____],  2000
            [Title]
Issued  on: [______],  2000

Niagara Mohawk Power Corporation                          Original Sheet No. 7
FERC Electric Rate Schedule No. [___]


guidelines and standards, NYSRC (defined below) criteria, rules, guidelines and standards, and NYISO (defined below) criteria, rules, guidelines and standards, where applicable, as they may be amended from time to time including the rules, guidelines and criteria of any successor organization to the foregoing entities. When applied to the Producer, the term Good Utility Practice shall also include standards applicable to a utility generator connecting to the distribution or transmission facilities or system of another utility.

     "Hazardous Substances" means petroleum, petroleum products, asbestos, lead and those substances, materials, products or wastes which are classified as hazardous or toxic under any applicable federal, state or local law, or any regulations promulgated thereunder.

     "Interconnection Service" means the services provided by the Companies for the continued interconnection of the Generating Facility with the Co-owned Transmission Facilities and the Transmission System pursuant to the terms of this Agreement.

     "Joint Use Facilities" means facilities and equipment which are identified as Joint Use Facilities in Schedule B hereto, as amended from time to time, which are owned by either Niagara Mohawk or the Producer and which contribute to the operational reliability of the Transmission System and are, therefore, operated jointly by Niagara Mohawk and the Producer.

     "Modification" means any new construction, new facilities, additions, reinforcements, alterations, improvements, appurtenances, replacements or upgrades made to the Co-owned Transmission Facilities, the Transmission System or the Generating Facility by a Party which may impact the operations of the other Party.

     "NERC" means North American Electric Reliability Council, or any successor thereto.

     "New York Control Area" shall have the same meaning as in the Independent System Operator Agreement establishing the New York ISO (as defined below).


     "NMP-2  APA"  is  defined  in  the  recitals  to  this  Agreement.

     "NPCC" means the Northeast Power Coordination Council (a reliability council under Section 202 of the Federal Power Act), or any successor thereto.


     "NRC"  means  the  Nuclear Regulatory Commission, or any successor thereto.

     "NRC Maintenance Rule" means the NRC rules and regulations governing the maintenance of the Co-owned Transmission Facilities (as applicable) and the Generating Facility, at 10 C.F.R. Sec. 50.65, as amended or superseded.

     "NRC Requirements and Commitments" means all the requirements, obligations, duties, and commitments required to be followed and honored by the Producer pursuant to the Atomic Energy Act of 1954, the regulations of the NRC, the Generating Facility's operating license and nuclear materials licenses, and all other laws, regulations, licenses, and commitments to which the Producer is or may become subject from time to time, as amended or superseded.


Issued by:  [________]                                Effective:  [_____],  2000
            [Title]
Issued  on: [______],  2000

Niagara Mohawk Power Corporation                          Original Sheet No. 8
FERC Electric Rate Schedule No. [___]



     "NYPSC" means the New York Public Service Commission, or any successor thereto.

     "NYISO" or "New York ISO" means the organization formed as an Independent System Operator for the New York State transmission system in accordance with FERC order(s) in Docket Nos. ER97-1523-000, et al., or any successor thereto.
                                              -------
     "NYISO Tariff" means the FERC-approved Open Access Transmission Tariff for the NYISO and/or the FERC-approved services tariff for the NYISO, as applicable, and as amended or superseded.

     "NYSRC" mean the New York State Reliability Council, or any successor thereto.

     "Off-site Power Service" means all the services necessary to permit the continued supply of Electricity to and from the Generating Facility in accordance with the terms of this Agreement.

     "Off-site Power Supply Points" means the points at which Off-site Power Service is supplied by Niagara Mohawk to the Producer as indicated on a one-line diagram attached hereto as Schedule A.

     "Reciprocal Easement Agreement" means the Reciprocal Easement Agreement for the Generating Facility, dated as of December 11, 2000, by and among Constellation, Niagara Mohawk, and NYSEG as amended.

     "Release" means release, spill, leak, discharge, dispose of, pump, emit, empty, inject, leach, dump, or allow to escape into or through the environment.

     "Retail Tariff" means Niagara Mohawk's Retail Tariff, NYPSC No. 207 - Electricity as amended and accepted by the NYPSC, as amended or superseded.

     "Revenue Meters" means all MWh, MVARh meters, pulse isolation relays, pulse conversion relays, and transducers used by the NYISO or Niagara Mohawk for billing purposes, and associated totalizing equipment and appurtenances (including voltage transformers and current transformers) used to measure the transfer of energy as indicated on a one-line diagram attached hereto as Schedule A
 .
     "Switching, Tagging, and Mark-Up Rules" means Niagara Mohawk's and the Producer's switching, tagging and mark-up rules and procedures as adopted and implemented in accordance with OSHA standards, at 29 C.F.R. Sec. 1910.269(d), as amended or superseded.


Issued by:  [________]                                Effective:  [_____],  2000
            [Title]
Issued  on: [______],  2000

Niagara Mohawk Power Corporation                          Original Sheet No. 9
FERC Electric Rate Schedule No. [___]


     "Transmission System" means the properties, structures, facilities, equipment, devices, and apparatus (other than the Co-owned Transmission Facilities) wholly or partly owned or leased by, or under contract to, or under the control of Niagara Mohawk on Niagara Mohawk's side of the Delivery Points and the Off-site Power Supply Points, as indicated on the one-line diagram attached hereto as Schedule A, which are necessary to interconnect the Generating Facility to the transmission system, or are necessary for purposes of providing transmission and Retail Tariff services, including services under the NYISO Tariff.


1.2  Interpretation

     The following rules shall govern the interpretation of this Agreement, including its definitions. The terms "includes" or "including" shall not be limiting, whether or not followed by the words "without limitation." References to an article or section shall mean an article or section of this Agreement unless the context requires otherwise, and reference to a given agreement or instrument shall be a reference to that agreement or instrument as modified, amended, supplemented and restated through the date as of which such reference is made.

                                   ARTICLE II
                            AGREEMENT TO INTERCONNECT
                           DESCRIPTION OF FACILITIES

2.1 The Parties agree to interconnect the Generating Facility to the Transmission System in accordance with the terms of this Agreement.

2.2 The Generating Facility shall include all facilities and equipment up to the Delivery Points and Off-site Power Supply Points as indicated on Schedule A. The Producer agrees that the installation of the electrical equipment and the operation of the Generating Facility must meet or exceed the standards of Good Utility Practice, NRC Requirements and Commitments, all requirements of Bulletin No. 756, the Retail Tariff and the requirements, rules and regulations of the NYISO; provided, however, that in the event of a conflict between the requirements, rules and regulations of the NYISO and the requirements of Bulletin No. 756, the requirements, rules and regulations of the NYISO shall govern.

2.3 The Producer recognizes that, except as provided hereunder, nothing in this Agreement confers upon the Producer any right to transmit Electricity over the Co-owned Transmission Facilities or Transmission System.

2.4 The Companies shall use Good Utility Practice to own, operate and maintain the Co-owned Transmission Facilities. The Companies, however, do not guarantee or warrant uninterrupted availability of the Co-owned Transmission Facilities. Niagara Mohawk shall use Good Utility Practice to own, operate and maintain the Transmission System. Niagara Mohawk, however, does not guarantee or warrant uninterrupted availability of the Transmission System.


Issued by:  [________]                                Effective:  [_____],  2000
            [Title]
Issued  on: [______],  2000

Niagara Mohawk Power Corporation                          Original Sheet No. 10
FERC Electric Rate Schedule No. [___]



2.5 Niagara Mohawk shall provide the Producer with Electricity to the Off-site Power Supply Points in accordance with the rates, terms and conditions set forth in the Retail Tariff. In connection with the execution of this Agreement, the Producer has completed and submitted to Niagara Mohawk all applications and forms as required by the Retail Tariff.

2.6 Without limiting any of their rights hereunder, the Companies shall have the right to operate the Joint Use Facilities on the Producer's side of the Delivery Points and the Off-site Power Supply Points (a) in the event of an Emergency, or (b) during coordinated maintenance of the Co-owned Transmission Facilities or the Transmission System. The Companies shall exercise such right in a non-discriminatory manner and in accordance with Good Utility Practice, and after giving the Producer reasonable notice under the circumstances.

2.7 If the Producer relies on the Companies' system protection equipment and practices for protection of the Generating Facility or if the Producer relies on any other of the Companies' equipment for support of its operations, the Producer agrees to indemnify, defend, and save harmless the Companies, their agents and employees, against any and all penalties, judgments, fines (civil or criminal), or other costs arising from any damage or loss to the Generating Facility as a result of such reliance, except where such costs arise from gross negligence or intentional misconduct on the part of the Companies or their agents or representatives. If the Producer relies on Niagara Mohawk's system protection equipment and practices for protection of the Generating Facility or if the Producer relies on any other of Niagara Mohawk's equipment for support of its operations, the Producer agrees to indemnify, defend, and save harmless Niagara Mohawk, its agents and employees, against any and all penalties, judgments, fines (civil or criminal), or other costs arising from any damage or loss to the Generating Facility as a result of such reliance, except where such costs arise from gross negligence or intentional misconduct on the part of Niagara Mohawk or its agents or representatives.

2.8 This Agreement does not waive, alter or impair the rights or obligations of any party under any other agreement.


                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF PARTIES

3.1 Constellation is a limited liability company duly organized and validly existing under the laws of the State of Maryland. Constellation is qualified to do business under the laws of the State of New York, is in good standing under the laws of the State of New York, has the power and authority to own its properties, to carry on its business as now being conducted, and to enter into this Agreement and the transactions contemplated herein and perform and carry out all covenants and obligations on its part to be performed under and pursuant to this Agreement, and is duly authorized to execute and deliver this Agreement and consummate the transactions contemplated herein.


Issued by:  [________]                                Effective:  [_____],  2000
            [Title]
Issued  on: [______],  2000

Niagara Mohawk Power Corporation                          Original Sheet No. 11
FERC Electric Rate Schedule No. [___]



3.2 NYSEG is a corporation duly organized and validly existing under the laws of the State of New York. NYSEG is qualified to do business under the laws of the State of New York, is in good standing under the laws of the State of New York, has the power and authority to own its properties, to carry on its business as now being conducted, and to enter into this Agreement and the transactions contemplated herein and perform and carry out all covenants and obligations on its part to be performed under and pursuant to this Agreement, and is duly authorized to execute and deliver this Agreement and consummate the transactions contemplated herein.

3.3 Niagara Mohawk is a corporation duly organized, validly existing and qualified to do business under the laws of the State of New York, is in good standing under its certificate of incorporation and the laws of the State of New York, has the corporate authority to own its properties, to carry on its business as now being conducted, and to enter into this Agreement and the transactions contemplated herein and perform and carry out all covenants and obligations on its part to be performed under and pursuant to this Agreement, and is duly authorized to execute and deliver this Agreement and consummate the transactions contemplated herein.


3.4 The Producer and each of the entities comprising the Companies represents that: (a) it is not prohibited from entering into this Agreement and discharging and performing all covenants and obligations on its part to be performed under and pursuant to this Agreement; (b) upon the acceptance of the terms of this Agreement by FERC, the execution and delivery of this Agreement, the consummation of the transactions contemplated herein including the fulfillment of and compliance with the provisions of this Agreement will not conflict with or constitute a breach of or a default under any of the terms, conditions or provisions of any law, rule or regulation, any order, judgment, writ, injunction, decree, determination, award or other instrument or legal requirement of any court or other agency of government, or any contractual limitation, corporate restriction or outstanding trust indenture, deed of trust, mortgage, loan agreement, lease, other evidence of indebtedness or any other agreement or instrument to which it is a party or by which it or any of its property is bound and will not result in a breach of or a default under any of the foregoing; and
     (c) unless this Agreement is materially modified by any court or appropriate regulatory authority having jurisdiction and subsequently terminated, this Agreement shall be a legal, valid and binding obligation enforceable in accordance with its terms, except as limited by any subsequent order of any court or appropriate regulatory authority having jurisdiction, or by any applicable reorganization, insolvency, liquidation,


Issued by:  [________]                                Effective:  [_____],  2000
            [Title]
Issued  on: [______],  2000

Niagara Mohawk Power Corporation                          Original Sheet No. 12
FERC Electric Rate Schedule No. [___]



     readjustment of debt, moratorium, or other similar laws affecting the enforcement of rights of creditors generally as such laws may be applied in the event of a reorganization, insolvency, liquidation, readjustment of debt or other similar proceeding of or moratorium applicable to the Party and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law.)


                                   ARTICLE IV
                                 ACCESS RIGHTS


4.1 The Parties' rights and obligations of access are governed by the Reciprocal Easement Agreement and by subsection 6.1.8 of this Agreement.


                                    ARTICLE V
            OPERATION, MAINTENANCE, MODIFICATION AND DECOMMISSIONING

5.1  Operation,  Maintenance  and  Repair.

     5.1.1 Except as otherwise provided in this Agreement, the Companies, at their own expense, will operate, maintain and repair (repair includes, but is not limited to, replacement of existing equipment when required due to failure) the Co-owned Transmission Facilities in accordance with Good Utility Practice and, to the extent applicable, NRC Requirements and Commitments.


     5.1.2 Except as otherwise provided in this Agreement, Niagara Mohawk, at its own expense, will operate, maintain and repair (repair includes, but is not limited to, replacement of existing equipment when required due to failure) the Transmission System in accordance with Good Utility Practice and, to the extent applicable, NRC Requirements and Commitments.

     5.1.3 Except as otherwise provided in this Agreement, the Producer, at its own expense, will operate, maintain and repair (repair includes, but is not limited to, replacement of existing equipment when required due to failure) the Generating Facility in accordance with Good Utility Practice, and the NRC Requirements and Commitments.

     5.1.4 The Producer will give reasonable notice to the Companies of the schedule for scheduled outages of the Generating Facility promptly after such schedule is established in accordance with NRC Requirements and Commitments, Bulletin No. 756, Good Utility Practice, the Retail Tariff, NYISO practices and, upon making any changes to such schedules thereafter, shall promptly notify the Companies of any such changes.

     5.1.5 The Companies will give reasonable notice to the Producer of the schedule for maintenance of the Co-owned Transmission Facilities and the Transmission System promptly after such schedule is established in accordance with Good Utility Practice and applicable tariffs, and, upon making any changes to such schedules thereafter, shall promptly notify the Producer of any such changes.


Issued by:  [________]                                Effective:  [_____],  2000
            [Title]
Issued  on: [______],  2000

Niagara Mohawk Power Corporation                          Original Sheet No. 13
FERC Electric Rate Schedule No. [___]



     5.1.6 In furtherance of the Parties' mutual objective to preserve and maintain the reliability of the Co-owned Transmission Facilities, the Transmission System and the Generating Facility, the Producer agrees to confer with the Companies to coordinate the planning and scheduling of any outages and preventative and corrective maintenance and any changes thereto in a manner that will preserve and maintain the reliability of, and minimize the effect on, the Co-owned Transmission Facilities and the Transmission System. Likewise, the Companies agree to confer with the Producer to coordinate the planning and scheduling of outages and preventative and corrective maintenance to the Co-owned Transmission Facilities and the Transmission System to minimize their effect on the operation of the Generation Facility. Each Party will bear its own costs in connection with the coordination activities called for in this section.

     5.1.7 If the Producer requests that the Companies perform maintenance during a time period other than as scheduled by the Companies, the Companies will use Commercially Reasonable Efforts to meet the Producer's request as long as meeting the request would not be expected, as reasonably determined by the Companies, to have an adverse impact upon the Companies' operations or the operations of the Companies' customers. Notwithstanding the foregoing, should the Producer request to perform maintenance that the Companies in good faith determine may have an adverse impact on the Companies' operations or the operations of the Companies' customers during the period of June through September ("Peaking Period"), and if such maintenance may be delayed until after such period, the Companies may reject the Producer's scheduling request. Such Peaking Period


Issued by:  [________]                                Effective:  [_____],  2000
            [Title]
Issued  on: [______],  2000

Niagara Mohawk Power Corporation                          Original Sheet No. 14
FERC Electric Rate Schedule No. [___]



            may be modified from time to time to be in accord with the four month peaking period as identified in NYISO market data for the New York Control Area. If such maintenance may not be delayed until after such period, the maintenance shall be scheduled to minimize the risk of an adverse impact on the Companies' operations or the operations of the Companies' customers. The Producer shall reimburse the Companies for all reasonable costs incurred by the Companies related to satisfying the Producer's request.


5.2  Modifications.

     5.2.1 The Companies, with respect to the Co-owned Transmission Facilities and Niagara Mohawk, with respect to the Transmission System, shall retain the discretion, consistent with Good Utility Practice and NRC Requirements and Commitments, to determine whether, when, and in what manner Modifications to the Co-owned Transmission Facilities or the Transmission System are to be made, and shall promptly notify the Producer of the schedule for making any such Modification. Such notification shall include information relating to and a good faith estimate of the anticipated impact of the Modification on the Generating Facility's operations, including whether performing the Modification, or the Modification itself, is expected to interrupt the flow of power over the Co-owned Transmission Facilities or the Transmission System. However, no liability shall arise in connection with the good faith estimate or information related to the anticipated impact of such Modification.

     5.2.2 The Producer shall retain the discretion, consistent with Good Utility Practice and NRC Requirements and Commitments, to determine whether, when, and in what manner Modifications to the Generating Facility are to be made, and shall promptly notify the Companies of the schedule for making any such Modification. Such notification shall include information relating to and a good faith estimate of the anticipated impact of the Modification on the Co-owned Transmission Facilities, the Transmission System or the Companies' electric operations. However, no liability shall arise in connection with the good faith estimate or information related to the anticipated impact of such Modification.

     5.2.3 Through the Operating Committee (as defined in Section 10.4), the Companies and the Producer shall use best efforts to mutually agree on the scheduling of a Modification to minimize any adverse impact on the Generating Facility, the Co-owned Transmission Facilities or the Transmission System. All Modifications planned by the Companies shall give due regard to the Producer's NRC Requirements and Commitments and duties and responsibilities as a nuclear operator.

     5.2.4 If a Modification to the Co-owned Transmission Facilities or the Transmission System is requested by the Producer or is solely required to support the operations of the Generating Facility, the Companies, with respect to the Co-owned Transmission Facilities or Niagara Mohawk, with respect to the Transmission System, shall make, operate, maintain and repair at the Producer's expense, any such Modification, and the Producer shall reimburse Niagara Mohawk and/or the Companies for all actual costs and expenses reasonably incurred in relation to making, operating, maintaining and repairing the Modification. If a Modification to the Co-owned Transmission Facilities or the Transmission System is required to support the operations of the Generating Facility, the Producer shall reimburse


Issued by:  [________]                                Effective:  [_____],  2000
            [Title]
Issued  on: [______],  2000

Niagara Mohawk Power Corporation                          Original Sheet No. 15
FERC Electric Rate Schedule No. [___]


            the Companies and/or Niagara Mohawk, as applicable, to the extent such Modification inures to the benefit of the Generating Facility or supports the Generating Facility. If a Modification to the Generating Facility is requested by the Companies or Niagara Mohawk or is solely required to support the operations of the Companies or Niagara Mohawk, the Producer shall make, operate, maintain and repair at the Companies' or Niagara Mohawk's expense (as the case may be), any such Modification, and the Companies or Niagara Mohawk shall reimburse the Producer for all actual costs and expenses reasonably incurred in relation to making, operating, maintaining and repairing the Modification.

     5.2.5 The notice provided under Section 5.2.2 shall include plans, specifications, information and operating instructions relating to the impact of planned Modifications on the Co-owned Transmission Facilities, the Transmission System or the Companies' electric operations. Notwithstanding Section 5.2.4, the Producer shall be responsible for all costs and expenses reasonably incurred by the Companies and/or Niagara Mohawk associated with ensuring that the Co-owned Transmission Facilities and/or the Transmission System would be compatible with a Modification implemented by the Producer.

     5.2.6 All Modifications to the Generating Facility, the Co-owned Transmission Facilities, or the Transmission System, and any resulting effects on the Co-owned Transmission Facilities or the Transmission System, shall meet the rules and requirements of NERC, NPCC, NYSRC, the NRC, and the NYISO or their respective successors, the standards of Good Utility Practice, the Retail Tariff and the requirements of Bulletin No. 756; provided, however, that in the event of a conflict between the rules and requirements of the NYISO and the requirements of Bulletin No. 756, the rules and requirements of the NYISO shall govern.

     5.2.7 If the Producer elects to construct, at its own expense, a Modification of the Co-owned Transmission Facilities subject to the terms of this Agreement, then the Producer shall transfer all rights, title and interest in such Modification to Niagara Mohawk upon completion of construction and shall execute all necessary documents to effectuate transfer of ownership thereof to Niagara Mohawk. Producer shall obtain any necessary permits, authorizations and rights-of-way for the Modification, in accordance with this Agreement, the costs thereof to be paid by the Producer. Producer shall transfer any such rights-of-way to Niagara Mohawk. Niagara Mohawk will accept transfer of ownership and energize the Modification, upon Producer's satisfaction, at Producer's expense, of the following: (a) the modification shall comply with Niagara Mohawk's engineering standards and all applicable laws, codes, rules and regulations; (b) the transfer of all rights of way necessary for the Modification shall be made in fee simple (by warranty deed free and clear of all liens and encumbrances) for consideration in the amount of One Dollar and (c) a land survey and title insurance for the Modification shall be provided to Niagara Mohawk by Producer in a form and amount acceptable to Niagara Mohawk. Regardless of


Issued by:  [________]                                Effective:  [_____],  2000
            [Title]
Issued  on: [______],  2000

Niagara Mohawk Power Corporation                          Original Sheet No. 16
FERC Electric Rate Schedule No. [___]


            whether Niagara Mohawk or the Producer constructs the Modification to the Co-owned Transmission Facilities, Niagara Mohawk shall own, operate, maintain and repair at Producer's expense, any such Modification, and Producer shall reimburse Niagara Mohawk for all costs in accordance with this Article and Article IX herein.

     5.2.8 If the Producer elects to construct, at its own expense, a Modification of the Transmission System subject to the terms of this Agreement, then the Producer shall transfer all rights, title and interest in such Modification to Niagara Mohawk upon completion of construction and shall execute all necessary documents to effectuate transfer of ownership thereof to Niagara Mohawk. Producer shall obtain any necessary permits, authorizations and rights-of-way for the Modification, in accordance with this Agreement, the costs thereof to be paid by the Producer. Producer shall transfer any such rights-of-way to Niagara Mohawk. Niagara Mohawk will accept transfer of ownership and energize the Modification, upon Producer's satisfaction, at Producer's expense, of the following: (a) the Modification shall comply with Niagara Mohawk's engineering standards and all applicable laws, codes, rules and regulations; (b) the transfer of all rights of way necessary for the Modification shall be made in fee simple (by warranty deed free and clear of all liens and encumbrances) for consideration in the amount of One
            Dollar and (c) a land survey and title insurance for the Modification shall be provided to Niagara Mohawk by Producer in a form and amount acceptable to Niagara Mohawk. Regardless of whether Niagara Mohawk or the Producer constructs the Modification to the Transmission System, Niagara Mohawk shall own, operate and maintain, at Producer's expense, any such Modification, and Producer shall reimburse Niagara Mohawk for all costs of operating and maintaining the Modification in accordance with this Article and Article IX herein.

5.3  Relocation,  Rearrangement,  Abandonment  or  Retirement.

     5.3.1 If, during the term of this Agreement, the Companies or Niagara Mohawk determine that they are required by Good Utility Practice to relocate, rearrange, abandon, or retire the Co-owned Transmission Facilities or the Transmission System, the Companies and/or Niagara Mohawk shall give the Producer no less than one (1) year advance written notice; provided, however, if the Companies or Niagara Mohawk are required or ordered by governmental authority or the NYISO to relocate, rearrange, abandon, or retire the Co-owned Transmission Facilities or the Transmission System, the Companies and/or Niagara Mohawk shall promptly give the Producer written notice of such requirement or order. Through the Operating Committee, the Companies and the Producer shall use best efforts to mutually agree on the scheduling of such relocation, rearrangement, abandonment or retirement to minimize any adverse impact on the Generating Facility or the Co-owned Transmission Facilities and the Transmission System. Any relocation, rearrangement, abandonment or


Issued by:  [________]                                Effective:  [_____],  2000
            [Title]
Issued  on: [______],  2000

Niagara Mohawk Power Corporation                          Original Sheet No. 17
FERC Electric Rate Schedule No. [___]


            retirement planned by the Companies shall give due regard to the Producer's NRC Requirements and Commitments and the Producer's duties and responsibilities as a nuclear operator.

     5.3.2 If relocation, rearrangement, abandonment, or retirement is required, the Companies, with respect to the Co-owned Transmission Facilities or Niagara Mohawk, with respect to the Transmission System, shall perform or have performed the studies necessary to identify any Modifications to the Co-owned Transmission Facilities and/or Transmission System necessary to the continued operation of the Generating Facility and shall inform the Producer of the estimated costs. The cost of any such studies shall be shared equally by the Parties. The Producer shall at its option either: (a) reimburse the Companies, with respect to the Co-owned Transmission Facilities or Niagara Mohawk, with respect to the Transmission System, for all actual costs and expenses of such Modification in accordance with Articles V and IX of this Agreement; (b) construct, at its own expense, a Modification subject to the terms of this Agreement;
            provided, however, that design, engineering, and construction activities relating to the existing Co-owned Transmission Facilities or Transmission System shall be performed by the Companies, with respect to the Co-owned Transmission Facilities or Niagara Mohawk, with respect to the Transmission System, or by a third party selected by the Companies or Niagara Mohawk at the Producer's expense; or (c) terminate this Agreement, upon no less than sixty
            (60) days advance written notice to the Companies and/or Niagara Mohawk. Nothing in this subsection, however, shall impair the Parties' obligations under Section 5.2 of this Agreement to the extent the relocation, rearrangement, abandonment, or retirement constitutes a Modification.

5.4  Decommissioning.

     5.4.1 The Producer, at its own expense, will Decommission the Generating Facility in accordance with NRC Requirements and Commitments and the NMP-2 APA.

     5.4.2 In furtherance of the Parties' mutual objective to preserve and maintain the reliability of the Co-owned Transmission Facilities and the Transmission System, the Producer and the Companies agree to coordinate the planning and scheduling of Decommissioning in a manner so as to maintain the reliability of, and to minimize the effect on, the Co-owned Transmission Facilities and Transmission System. Section 5.2 of this Agreement shall apply to any Modification of the Co-owned Transmission Facilities or Transmission System necessitated by Decommissioning.

5.5  NRC  Maintenance  Rule.


Issued by:  [________]                                Effective:  [_____],  2000
            [Title]
Issued  on: [______],  2000

Niagara Mohawk Power Corporation                          Original Sheet No. 18
FERC Electric Rate Schedule No. [___]


     5.5.1  Producer's  Obligations  and  Authority.

     5.5.1.1 In furtherance of Producer's obligation to comply with the NRC Maintenance Rule, the Companies agree that Producer has the authority, control and obligation to: (1) review and modify as appropriate the Companies' identification of all facilities, components and functions covered under the NRC Maintenance Rule, regardless of ownership, and require the Companies to modify as appropriate the scope of such facilities, components and functions so as to meet NRC requirements; (2) in cooperation with the Companies and in accordance with NRC guidance, to establish and approve availability and reliability performance criteria and improvement goals for all such facilities, components and functions, regardless of ownership, to permit Producer to comply with the NRC Maintenance Rule; and (3) in cooperation with the Companies and in accordance with NRC guidance, to approve all improvements, maintenance, inspections, monitoring, operational procedures, or any other activity affecting such facilities, components and functions, regardless of ownership, to permit Producer to comply with the NRC Maintenance Rule.

     5.5.1.2 The Companies agree that they will cooperate with the Producer to assure the Producer's compliance with the NRC Maintenance Rule as it applies to the facilities, components and functions of the Co-owned Transmission Facilities and the Transmission System. The Producer shall reimburse the Companies for the incremental costs to the companies of compliance with the NRC Maintenance Rule beyond those costs that otherwise are customary and reasonable for a non-nuclear facility.

     5.5.1.3 Any incremental costs or expenses of the Companies incurred as a result of a Producer's request to the Companies for additional or different action other than those required under Section 5.5.1.2 above, or arising from such Producer's compliance with any amendment or modification to, or any change in interpretation of, the NRC Maintenance Rule after the Closing Date, shall be borne by Producer.


     5.5.2 Schedule of Components. Schedule D to this Agreement sets forth the substation components that, as of the Closing Date, are necessary to fulfill those functions covered by the NRC Maintenance Rule, together with the schedule, to be provided as of the Closing Date, for maintenance, inspection and testing of said components. All other substation components will be maintained, inspected and tested in accordance with the Companies' standard procedures for substation maintenance, inspection and testing. In the event the Parties agree that a component not identified in Schedule D should have been included in Schedule D the Parties may, by their mutual agreement, add substation components to Schedule D. In order to comply with the NRC Maintenance Rule, Producer may, in accordance with NRC


Issued by:  [________]                                Effective:  [_____],  2000
            [Title]
Issued  on: [______],  2000

Niagara Mohawk Power Corporation                          Original Sheet No. 18
FERC Electric Rate Schedule No. [___]



            Requirements and Commitments, add new substation components to Schedule D as appendices to Schedule D, and also may change schedules for maintenance, inspection and testing of such components, subject to the Producer's payment of additional costs or expenses in accordance with Section 5.5.1.3.

     5.5.3 Notice. To the extent the Companies become aware of any failure of any substation component identified in Schedule D, the Companies shall provide immediate notice thereof to the Producer.

     5.5.4 Analysis. As required by the NRC Maintenance Rule, the Producer may, at its discretion and with the Companies' reasonable cooperation, conduct an analysis of a failure of any substation component identified in Schedule D, and any personnel error leading to the failure of any such component. The Companies will cooperate with the Producer and promptly, upon Producer's request, provide Producer with all information under the Companies' control and consistent with Good Utility Practice necessary for Producer to: (1) determine whether the failure was a functional failure of equipment or the result of personnel error; (2) determine whether the failure, if a functional failure, was maintenance preventable; and (3) conduct root cause analyses of those failures as the Producer deems appropriate. At the request of Producer, and at Producer's expense, the Companies shall assist in the performance of a root cause analysis for any substation component failure identified in Schedule D, and any personnel error leading to the failure of any such component, as Producer deems necessary.

     5.5.5 Testing. As necessary, in accordance with Good Utility Practice, or at Producer's request, the Companies will arrange for independent testing of any failed component identified in Schedule D subject to the Producer's payment of additional costs or expenses in accordance with Section 5.5.1.3.

     5.5.6 Performance Improvement Plan. Producer shall analyze data supplied by the Companies concerning a failure of a substation component identified in Schedule D and any personnel error leading to the failure of any such component, and shall notify the Companies if a performance improvement plan is required in accordance with the NRC Maintenance Rule. The Producer and the Companies will cooperate to develop and implement any such performance plan, the cost of which shall be borne by Producer.


Issued by:  [________]                                Effective:  [_____],  2000
            [Title]
Issued  on: [______],  2000

Niagara Mohawk Power Corporation                          Original Sheet No. 20
FERC Electric Rate Schedule No. [___]



     5.5.7 Records. For the term of this Agreement, the Companies shall provide Producer with complete and accurate records concerning all preventative and corrective maintenance activities performed by the Companies on all the Companies substation components identified in Schedule D.

5.6  Emergency  Procedure.

     5.6.1 The Companies shall provide Producer with prompt oral notification of any Emergency in the Co-owned Transmission Facilities or the Transmission System which may reasonably be expected to affect Producer's immediate operation of the Generating Facilities, and Producer shall provide the Companies prompt oral notification of any Emergency which may reasonably be expected to affect the Companies' operations. Such oral notification shall be followed within 24 hours by written notification. The written notification shall describe, to the extent reasonably ascertainable, the damage or deficiency, the anticipated length of outage and the corrective action. Provision of such notification shall be subject to the requirements of FERC Order 889 or any other applicable standards of conduct.

     5.6.2 If, in the good faith judgment of any Party, an Emergency endangers or could endanger life or property, the Party recognizing the problem shall take such action as may be reasonable and necessary to prevent, avoid or mitigate injury, danger or loss. Either Party may, consistent with Good Utility Practice, request that NYISO take whatever actions it deems necessary during an Emergency to: (i) preserve public safety; (ii) preserve the integrity of the Co-owned Transmission Facilities and the Transmission System; (iii) limit or prevent damage; or (iv) expedite restoration of service.

5.7  Facility  Voltage  Limits.

     5.7.1 The Producer shall notify Niagara Mohawk of the Producer's required voltage limits at the Off-site Power Supply Points which are required to supply auxiliary power and to ensure that emergency equipment fed from the auxiliary bus has suitable voltage to function in accordance with applicable NRC Requirements and Commitments. Promptly upon receipt of such notification from the Producer, Niagara Mohawk shall communicate the Producer's required voltage limits at the substation to the NYISO as applicable.

     5.7.2 Niagara Mohawk or the Companies, as applicable, will control, or communicate and coordinate with NYISO or the NPCC, as applicable, in order to control the voltage levels at the Off-site Power Supply Points within the Producer's required limits.


Issued by:  [________]                                Effective:  [_____],  2000
            [Title]
Issued  on: [______],  2000

Niagara Mohawk Power Corporation                          Original Sheet No. 21
FERC Electric Rate Schedule No. [___]



     5.7.3 Niagara Mohawk, the Companies and the Producer shall abide by the following notification protocol with respect to the Producer's required voltage levels at any and all substations that are the source of off-site power to the Off-site Power Supply Points:
            Whenever the voltage at such substations goes outside of or approaches the Producer's high and low voltage limits, the Party making the determination that such a condition exists shall notify the other Party, and Niagara Mohawk will immediately notify the NYISO as applicable.

     5.7.4 Annually, the Producer shall contact Niagara Mohawk to determine from Niagara Mohawk if any changes have been made to the Transmission System that may or could affect minimum and maximum voltages at the Off-Site Power Supply Points. If necessary, Niagara Mohawk will provide the Producer with new voltage values of the off-site power sources for applicable single contingency conditions.


                                   ARTICLE VI
                                POWER DELIVERIES

6.1     Metering

     6.1.1 Niagara Mohawk shall, at Producer's expense, provide, install, own, and maintain the Revenue Meters, which shall record the delivery and receipt of Electricity, including reactive power, in such a manner so as to measure total Generating Facility Electricity output and consumption. The Producer shall provide suitable space at the Producer's facilities for the installation of Revenue Meters.

     6.1.2 Niagara Mohawk, at Producer's expense, shall provide all necessary communication equipment and transmission mediums such as telephone lines and any necessary protection for such communication equipment and related equipment, and shall furthermore be responsible for all communication required by Bulletin No. 756, the NYPSC or the NYISO. At Producer's expense, Niagara Mohawk shall purchase, own and maintain all telemetering equipment located at the Producer's facilities. Producer shall provide, install and own Niagara Mohawk approved or specified test switches in the transducer circuits that have been approved or specified by Niagara Mohawk. Producer shall be responsible for any and all costs involved in the relocation of communication circuits and transmission mediums that may be required by Bulletin No. 756, the NYPSC, or the NYISO from time to time.

     6.1.3 All Revenue Meters and any telemetering equipment installed pursuant to this Agreement shall be routinely tested, at the Producer's expense, by Niagara Mohawk in accordance with Good Utility Practice


Issued by:  [________]                                Effective:  [_____],  2000
            [Title]
Issued  on: [______],  2000

Niagara Mohawk Power Corporation                          Original Sheet No. 22
FERC Electric Rate Schedule No. [___]


            and applicable Niagara Mohawk, NYPSC and NYISO criteria, rules and standards.

     6.1.4 Electricity delivered to the Delivery Points by the Producer hereunder shall be measured by electric watthour meters of a type approved by the NYPSC. These Revenue Meters will be installed, owned, and maintained by Niagara Mohawk and shall be sealed by Niagara Mohawk, with the seal broken only upon occasions when the Revenue Meters are to be inspected, tested or adjusted and representatives of both Niagara Mohawk and Producer are present. The metering and installation costs shall be borne by Producer. The Revenue Meters shall be maintained in accordance with the rules set forth in 16 NYCRR Part 92, as amended or superseded, and with Good Utility Practice.

     6.1.5 Niagara Mohawk will guarantee the installation of any new Revenue Meter and its accuracy for a period of one (1) year from the date the Revenue Meter is installed; provided, however, that this guarantee excludes any incidental or consequential damages that the Producer may suffer as a result of the failure of a meter to which this guarantee applies. Any repair or replacement required during the initial year will be at the expense of Niagara Mohawk. In the event that any Revenue Meter is found to be inaccurate after the initial year, Niagara Mohawk will repair or replace the same as soon as possible at the expense of Producer. Niagara Mohawk and the Producer shall have the right at all reasonable times, upon giving not less than ten (10) days notice to the other (for the purpose of permitting the other to be present at the inspection) to inspect, and test meters. If the Revenue Meters are found to be defective, Niagara Mohawk shall adjust, repair or replace the same at the expense of the Producer or, if within the initial year, by Niagara Mohawk. Any test or inspection requested in good faith by Niagara Mohawk or the Producer shall be at the expense of the requester.

     6.1.6 The Producer may elect to install its own Revenue Meters in addition to Niagara Mohawk Revenue Meters. Such Revenue Meters shall meet the requirements of 16 NYCRR Part 92, as amended or superseded. Should any Revenue Meters installed by Niagara Mohawk fail to register during the term of this Agreement, the Parties shall use Producer's Revenue Meters, if installed, for the period of the failure. On any day or days on which neither Party's Revenue Meters are in service, the quantity of energy delivered shall be determined in such manner as the Parties agree. Niagara Mohawk Revenue Meters shall be read on a schedule compatible with Niagara Mohawk's normal meter reading schedule with the costs of reading to be borne by the Producer.

     6.1.7 In the event the Producer desires access to meter information, the Producer, at its own expense, shall be responsible for purchasing and installing software, hardware and/or other technology that may be required to access such meter information. The software, hardware


Issued by:  [________]                                Effective:  [_____],  2000
            [Title]
Issued  on: [______],  2000

Niagara Mohawk Power Corporation                          Original Sheet No. 23
FERC Electric Rate Schedule No. [___]



            and/or other technology installed for this purpose shall be in compliance with any applicable NYPSC or Niagara Mohawk rules, requirements, or standards.

     6.1.8 The Producer grants to the employees and agents of Niagara Mohawk the right of access to Producer's premises at all reasonable times for such purposes of the reading of meters; inspection of meters, their wiring and related equipment; and installing, operating, maintaining, disconnecting and removing of any or all of the property belonging to Niagara Mohawk. If Producer refuses such access to the meters or other Niagara Mohawk equipment, or if access is obstructed or hazardous, Niagara Mohawk shall provide notice that the Producer shall have five (5) days in which to permit access, or remove any obstruction or hazard. If, after five (5) days from the receipt of the notice, the Producer does not permit access or remove any obstruction or hazard (except in an event of force majeure as defined in Article XII herein), the Producer shall pay Niagara Mohawk liquidated damages of $100,000 per day until access is permitted or such obstruction or hazard is removed.

6.2  Losses.

     If the Revenue Meters and the Delivery Points are not at the same location, the Revenue Meters shall record delivery of Electricity in a manner that accounts for losses occurring between the metering points and the Delivery Points, which shall be calculated by Niagara Mohawk using a method determined by Niagara Mohawk in accordance with Good Utility Practice. The metering point, the Delivery Points, associated equipment and distance between the metering point and the Delivery Points shall be as set forth in Schedule A. If the Metering Points are changed to another location, losses in accordance with this section will be recalculated. In addition, Producer will be responsible for all costs associated with the change in Metering Points.


6.3  Reactive  Power  Support.

     The Producer agrees to provide reactive capability to regulate and maintain system voltage at the Delivery Points in conformance with Bulletin No. 756, the Retail Tariff or any applicable NYISO tariff or agreement at no cost to Niagara Mohawk. The Producer may seek compensation for reactive power pursuant to the terms of any applicable NYISO tariff or agreement or in any market for reactive power.

6.4  Islanding.

     With reference to Bulletin No. 756, Niagara Mohawk reserves the right, consistent with applicable NRC Requirements and Commitments, to require, allow or prevent the islanding of the Generating Facility during an Emergency. This Agreement is not intended to impair or supersede any rights


Issued by:  [________]                                Effective:  [_____],  2000
            [Title]
Issued  on: [______],  2000

Niagara Mohawk Power Corporation                          Original Sheet No. 24
FERC Electric Rate Schedule No. [___]



     of  the NYISO to allow or prevent the islanding of the Generating Facility.

6.5  Penalties.

     The Producer shall be solely responsible and liable for any penalties or charges imposed by the NYISO or by other regulatory bodies and payment thereof, for any products derived or failure to provide such products from the Generating Facility to the NYISO, or for any failure by the Producer to comply with the regulations, rules, or procedures of the NYISO or other regulatory bodies.


                                   ARTICLE VII
                              INSURANCE PROVISIONS

7.1 "Party". For purposes of this Article and Schedule C to this Agreement, "Party" or "Parties" shall mean, individually or collectively, as the context may require, Niagara Mohawk, the Companies or the Producer.

7.2 Obligations. The Producer and the Companies shall each maintain, at their own cost and expense, fire, liability, worker's compensation and such other forms of insurance, in such amounts and on such terms and conditions as is customary and reasonable in the electric utility industry and in conformance with Good Utility Practice. At a minimum, the Producer and the Companies shall comply with the insurance requirements set forth on Schedule C to this Agreement.

7.3 Proof of Coverage. Upon request, the Producer and the Companies shall promptly provide each other with either Certificate(s) of Insurance or an evidence of insurance letter for all coverages required herein. Such Certificate(s) or letter shall be provided to each address set out immediately below:


TO  NIAGARA  MOHAWK:

Niagara  Mohawk  Power  Corporation
Attn:  Risk  Management  Bldg.  A-1
300  Erie  Boulevard  West
Syracuse,  New  York  13202

TO  NYSEG:

New  York  State  Electric  &  Gas  Corporation
Corporate  Drive
Kirkwood  Industrial  Park
Binghamton,  New  York  13902-5225


Issued by:  [________]                                Effective:  [_____],  2000
            [Title]
Issued  on: [______],  2000

Niagara Mohawk Power Corporation                          Original Sheet No. 25
FERC Electric Rate Schedule No. [___]


TO  CONSTELLATION  NUCLEAR,  LLC:

Risk  Manager
Attn:  Gregory  Powell
Constellation  Energy  Group
250  West  Pratt  Street
Baltimore,  MD  21201

     Such Certificate(s) or letter, and any renewals or extensions thereof, shall provide that at least thirty (30) days advance written notice shall be given in the event of any cancellation or diminution of coverage and shall outline the amount of deductibles or self-insured retention that shall be for the account of the Party required to provide such Certificate(s) or letter.

7.4 Limitation. Nothing contained in this Article is to be construed as limiting the extent of any Party's responsibility for payment of damages, or as limiting, diminishing, or waiving any Party's obligations to indemnify, defend and save harmless another Party in accordance with this Agreement.

7.5 Exchange of Information. Unless bound by a duty of confidentiality, each Party shall promptly provide each other Party by certified or registered mail, return receipt requested and postage prepaid, to such other Party's address set forth in Section 7.3, with copies of any accident report(s) sent by the first Party to any insurance carrier with respect to any accident or incident arising out of or in any manner connected with this Agreement.

                                  ARTICLE VIII
                        COMPLIANCE WITH LAWS AND SAFETY

8.1 The Companies, with respect to the Co-owned Transmission Facilities, Niagara Mohawk, with respect to the Transmission System, and Producer agree to comply in all material respects with all applicable federal, state and local laws, ordinances, rules, regulations, permits, licenses, approvals, certificates, and requirements thereunder in connection with all activities performed pursuant to this Agreement, including, but not limited to all design, environmental, regulatory, engineering, construction, and property acquisition activities.

8.2 If the Companies or the Producer becomes aware that any requirement specified in this Agreement is at variance with any governing laws, ordinances, rules, regulations, permits, licenses, approvals, certificates and requirements thereunder, it shall promptly notify the other Parties in writing before incurring any further liability, expense or obligation. The


Issued by:  [________]                                Effective:  [_____],  2000
            [Title]
Issued  on: [______],  2000

Niagara Mohawk Power Corporation                          Original Sheet No. 26
FERC Electric Rate Schedule No. [___]



     Companies and Producer shall in good faith attempt to reform this Agreement to comply with the aforementioned laws, ordinances, rules, regulations, permits, licenses, approvals, or certificates.

8.3 The Companies and the Producer agree that all work performed by either Party, which might reasonably be expected to affect the other Party, shall be performed in accordance with all applicable laws, rules, and regulations pertaining to the safety of persons or property, and Good Utility Practice. Each Party shall be solely responsible for and shall assume all liability for the safety and supervision of its own employees, agents, representatives and subcontractors. All work performed by either Party that could reasonably be expected to affect the operations of the other Party shall be performed in accordance with all applicable laws, rules and regulations pertaining to the safety of persons or property, including, without limitation, compliance with the safety regulations and standards adopted under the Occupational Safety and Health Act of 1970 (OSHA) as amended from time to time, the National Electrical Safety Code (NESC) as amended from time to time, applicable NRC Requirements and Commitments, and Good Utility Practice. The Parties shall cause their agents, representatives and subcontractors to perform their work in accordance with these standards.

8.4 Environmental Releases by Producer. The Producer shall inform the Companies first verbally, and then by written notice, of any Release of Hazardous Substances that impacts or, in the reasonable judgment of the informing party may impact, the Companies' or Niagara Mohawk's property, business or operations as soon as possible, but not later than forty-eight (48) hours after such Release, and shall promptly furnish to the Companies copies of any reports filed with any governmental agencies addressing such Release. If a Release of Hazardous Substances onto the Companies' or Niagara Mohawk's property is caused by the Producer, its employees, agents, contractors, consultants, invitees or subcontractors, (or if it is reasonable to believe that such a Release has occurred) the Producer, at its own expense, shall conduct, or cause to be conducted, sampling, soil testing, and any other methods of investigation which would disclose the presence of, and extent of contamination by, any Hazardous Substances which have been released onto the Companies' or Niagara Mohawk's property and shall notify the Companies or Niagara Mohawk, as the context may require, in writing as soon as reasonably practicable after learning of the presence of any such Hazardous Substances upon the Companies' or Niagara Mohawk's property. The Producer shall immediately notify the Companies or Niagara Mohawk, as the context may require, of any type of remediation activities necessitated by such Release and shall provide the Companies or Niagara Mohawk, as the context may require, with copies of any correspondence with, and of any reports filed with, any governmental agency pertaining to such remediation activities. The Producer shall provide the Companies or Niagara Mohawk, as the context may require, thirty (30) days written notice prior to conducting any asbestos or lead abatement activities, and shall promptly furnish to the Companies or Niagara Mohawk, as the context may require, (i) copies of any reports filed with any governmental or regulatory agencies


Issued by:  [________]                                Effective:  [_____],  2000
            [Title]
Issued  on: [______],  2000

Niagara Mohawk Power Corporation                          Original Sheet No. 27
FERC Electric Rate Schedule No. [___]



     pertaining to such abatement activities, (ii) copies of applications for permits to conduct abatement activities, and (iii) copies of all permits authorizing abatement activities. The Producer agrees to indemnify, defend, and save harmless the Companies and Niagara Mohawk, their respective Affiliates, officers, directors, agents and employees, from and against any loss, damage, liability (civil or criminal), cost, suit, charge (including litigation costs and reasonable attorneys' fees), expense or cause of action for the removal or management of any Hazardous Substances and/or relating to any damages to any person or property resulting from the presence of any such Hazardous Substances.

8.5 Environmental Releases by the Companies or Niagara Mohawk. The Companies or Niagara Mohawk, as the context may require, shall inform the Producer first verbally, and then by written notice, of any Release of Hazardous Substances that impacts or, in the reasonable judgment of the informing party may impact, the Producer's property, business or operations as soon as possible, but not later than forty-eight (48) hours after such Release, and shall promptly furnish to the Producer copies of any reports filed with any governmental agencies addressing such Release. If a Release of Hazardous Substances onto the Producer's property is caused by the Companies or Niagara Mohawk, their respective employees, agents, contractors, consultants, invitees or subcontractors, (or if it is reasonable to believe that such a Release has occurred) the Companies or Niagara Mohawk, as the context may require, at their own expense, shall conduct, or cause to be conducted, sampling, soil testing, and any other methods of investigation which would disclose the presence of, and extent of contamination by, any Hazardous Substances which have been released onto the Producer's property and shall notify the Producer in writing as soon as reasonably practicable after learning of the presence of any such Hazardous Substances upon the Producer's property. The Companies or Niagara Mohawk, as the context may require, shall immediately notify the Producer of any type of remediation activities necessitated by such Release and shall provide the Producer with copies of any correspondence with, and of any reports filed with, any governmental agency pertaining to such remediation activities. The Companies or Niagara Mohawk, as the context may require, shall provide the Producer thirty (30) days written notice prior to conducting any asbestos or lead abatement activities, and shall promptly furnish to the Producer (i) copies of any reports filed with any governmental or regulatory agencies pertaining to such abatement activities, (ii) copies of applications for permits to conduct abatement activities, and (iii) copies of all permits authorizing abatement activities. The Companies or Niagara Mohawk, as the context may require, agree to indemnify, defend, and save harmless the Producer, its Affiliates, officers, directors, agents and employees, from and against any loss, damage, liability (civil or criminal), cost, suit, charge (including litigation costs and reasonable attorneys' fees), expense or cause of action for the removal or management of any Hazardous Substances and/or relating to any damages to any person or property resulting from the presence of any such Hazardous Substances


Issued by:  [________]                                Effective:  [_____],  2000
            [Title]
Issued  on: [______],  2000

Niagara Mohawk Power Corporation                          Original Sheet No. 28
FERC Electric Rate Schedule No. [___]



8.6 UFSAR Documentation. The Producer will update common drawings and documents that are part of its Updated Final Safety Analysis Report ("UFSAR") or from which figures in the UFSAR are derived on a regular basis and provide those updated drawings and documents concerning the Companies and Niagara Mohawk as soon as practicable.

8.7 Information Reporting Obligations. The Producer shall promptly provide to the Companies and Niagara Mohawk all relevant information, documents, or data regarding the Generating Facility which may reasonably be expected to pertain to the safety, security or reliability of the Co-owned Transmission Facilities and/or the Transmission System. Subject to applicable laws, rules and regulations, the Companies shall promptly provide to the Producer all relevant information, documents, or data regarding the operation of the Companies or the Co-owned Transmission Facilities and/or the Transmission System which may reasonably be expected to pertain to the safety, security or reliability of the Generating Facility.


                                   ARTICLE IX
                                 COST PAYMENTS

9.1 The Companies, with respect to the Co-owned Transmission Facilities and Niagara Mohawk, with respect to the Transmission System, shall invoice Producer at the start of each calendar quarter in an amount equal to the Companies' and Niagara Mohawk's actual costs and expenses for which the Companies and Niagara Mohawk are to be reimbursed under this Agreement.

9.2 The Producer shall pay the Companies, with respect to the Co-owned Transmission Facilities and Niagara Mohawk, with respect to the Transmission System or metering, telemetering, and communication medium, within thirty (30) calendar days of invoicing for all costs and expenses reasonably incurred by the Companies and/or Niagara Mohawk which are reimbursable under this Agreement. Such costs shall include, but not be limited to, capital costs, labor (direct and distributable); labor fringe benefits and payroll taxes; invoices for material, contractors, consultants, etc.; employee expenses; storeroom material and handling; any and all costs and expenses resulting from damage to Niagara Mohawk property not otherwise covered by insurance; sales and/or use taxes on invoices and material; transportation; AFUDC; administrative and general expenses (A&G) at the current rate applied to the total of all costs; and state, county, local sales and use taxes applied to the total of all costs and administrative and general and expenses associated with the acquisition, ownership, operation, repair, A&G, inspection, design review, engineering, surveying, project management and coordination, testing of electrical equipment and installation of energy management system remote terminal units and revenue meters, construction, construction monitoring, financing, maintenance, environmental and regulatory permitting and licensing of, taxes and transfer of title of any new facilities and Modifications.


Issued by:  [________]                                Effective:  [_____],  2000
            [Title]
Issued  on: [______],  2000

Niagara Mohawk Power Corporation                          Original Sheet No. 29
FERC Electric Rate Schedule No. [___]



     9.2.1 For any modification reimbursable pursuant to Article V, the estimated cost of which is in excess of $500,000, the Producer shall pay the Companies and/or Niagara Mohawk, if and as requested by the Companies and/or Niagara Mohawk, in advance of the Companies and/or Niagara Mohawk incurring the costs or expenses in accordance with a payment schedule mutually agreed to by the parties.

     9.2.2 The Producer shall be responsible for all legal fees, costs, liabilities, judgments, fines, penalties and other sanctions against the Companies, with respect to the Co-owned Transmission Facilities and Niagara Mohawk, with respect to the Transmission System, arising out of the Producer's exercise of eminent domain powers, except to the extent that such fees, costs, liabilities, judgments, fines, penalties and other sanctions are attributable to the rightful exercise of such powers or the Companies' or Niagara Mohawk's gross negligence or intentional misconduct.

     9.2.3 The Producer shall be responsible for any and all federal, state, local, and foreign taxes levied or assessed upon the Companies, with respect to the Co-owned Transmission Facilities and Niagara Mohawk, with respect to the Transmission System, for payments made to the Companies or Niagara Mohawk by Producer for reimbursable services provided under this Agreement including, but not limited to, the following: transfer tax, property tax, federal income tax, and New York State taxes, including New York income or gross receipts, sales and use taxes; provided, however, that the Companies or Niagara Mohawk shall pay any applicable interest or penalty incurred as a result of the Companies or Niagara Mohawk's respective delay in paying such taxes or seeking reimbursement from the Producer. If any form of tax, other than income or excess profits tax, under any present or future federal, state or other law different from or in addition to the taxes for which participation in or payment by Producer is provided herein or elsewhere in this Agreement, is required to be paid, levied or assessed against or incurred by the Companies and/or Niagara Mohawk with respect to any property, property right, commodity, or service involved in, resulting from or accruing from the Companies or Niagara Mohawk's performance under this Agreement, which such different or additional tax would not be required to be paid by the Companies or Niagara Mohawk in the absence of this Agreement and, with respect to such different or additional tax, no obligation of Producer to participate or pay


Issued by:  [________]                                Effective:  [_____],  2000
            [Title]
Issued  on: [______],  2000

Niagara Mohawk Power Corporation                          Original Sheet No. 30
FERC Electric Rate Schedule No. [___]



            would have attached under the provisions of this Agreement elsewhere than in this subsection, then in such event Producer shall fully reimburse the Companies and/or Niagara Mohawk for the full amount of such different or additional tax paid by the Companies and/or Niagara Mohawk.

            9.2.3.1 If the Companies, with respect to the Co-owned Transmission Facilities and Niagara Mohawk, with respect to the Transmission System, receives a refund from the taxing authorities of any amounts paid by Producer, the Companies and/or Niagara Mohawk shall refund to Producer such amount refunded the Companies and/or Niagara Mohawk (net of expenses related to obtaining the refund) within thirty
                     (30)  days  of  receiving  such  refund.

            9.2.3.2 Notwithstanding the foregoing, Producer, at its own expense, shall have the right to require the Companies, with respect to the Co-owned Transmission Facilities and Niagara Mohawk, with respect to the Transmission System, to seek a Private Letter Ruling from the Internal Revenue Service on whether any of the sums paid to the Companies and/or Niagara Mohawk by Producer under the terms of this Agreement for the construction of the facilities contemplated herein are subject to U.S. federal taxation. To the extent that the Private Letter Ruling concludes that any such sums are taxable to the Companies and/or Niagara Mohawk, Producer shall reimburse the Companies and/or Niagara Mohawk for all such taxes consequently imposed upon the Companies and/or Niagara Mohawk in accordance with the terms of this Agreement. Producer shall reimburse the Companies and/or Niagara Mohawk for all costs, including but not limited to legal fees, associated with seeking the Private Letter Ruling.

     9.2.4 Increased income tax to the Companies and/or Niagara Mohawk arising from Producer's payment or reimbursement of tax under the preceding provisions will be addressed in the following manner. Any net actual U.S. federal income tax or New York State tax (collectively, for this Section 9.2.4 "Tax"), if any, arising out of any payment or reimbursement of any tax by Producer under this Article shall be reimbursed to the Companies or Niagara Mohawk, as the context requires. The amount reimbursed to the Companies and/or Niagara Mohawk under this Section shall consist of (1) the Tax arising under this Section (the "First Amount"); plus (2) the net actual Tax imposed on the First Amount (the "Second Amount"); plus (3) the net actual Tax imposed on the Second Amount (the "Third Amount"); and plus (4) the net actual Tax imposed on the Third Amount and on each succeeding amount until the final amount is less than one dollar.

9.3 The Companies and Niagara Mohawk agree to cooperate with the Producer in attempting to minimize the Producer's costs under this Article, provided the Producer reimburses the Companies and/or Niagara Mohawk for all costs incurred by the Companies and/or Niagara Mohawk in connection with such cooperation, including reasonable attorneys' fees and expenses, and


Issued by:  [________]                                Effective:  [_____],  2000
            [Title]
Issued  on: [______],  2000

Niagara Mohawk Power Corporation                          Original Sheet No. 31
FERC Electric Rate Schedule No. [___]


     provided further that the Producer shall indemnify, defend, and save harmless the Companies and Niagara Mohawk, its agents and employees, against any and all penalties, judgments, fines (civil or criminal), or other costs that may be imposed by any governmental authority as a result hereof, but only to the extent that such penalties, judgments, fines, or other costs are not attributable to the Companies or Niagara Mohawk's respective gross negligence or intentional misconduct.

9.4 The Companies, with respect to the Co-owned Transmission Facilities and Niagara Mohawk, with respect to the Transmission System, shall include with each invoice documentation supporting the costs, expenses, and/or taxes incurred by the Companies and/or Niagara Mohawk in the previous quarter, or to be incurred in the next quarter, as provided for in Section 9.2. The Companies and Niagara Mohawk will provide such documentation from their standard accounting methods. Within thirty (30) days from date of the invoice, Producer shall pay the invoice and/or notify the Companies and/or Niagara Mohawk, as the context may require, that Producer disputes, in whole or in part, any of the costs, expenses, and/or taxes reflected in the invoice and shall specify with particularity the reasons for such dispute. If Producer disputes any invoice or portion thereof, the Producer shall immediately place into an independent escrow account an amount equal to the portion of the invoice it disputes. Such amount shall remain in escrow until the dispute between the Parties is resolved in accordance with
     Article XX of this Agreement. If any portion of any invoice the Producer has not disputed remains unpaid thirty (30) days from the invoice date, the Companies and/or Niagara Mohawk shall apply to the unpaid balance, and Producer shall pay, a finance charge at the rate of one and one-half percent (1.5%) per month, but in no event more than the maximum allowed by law.


                                    ARTICLE X
                                    NOTICES

10.1 Except as may be otherwise expressly provided herein, all notices, demands and requests required or permitted under this Agreement shall be in writing and shall be personally delivered or sent by certified or registered first-class mail (return receipt requested and postage prepaid), facsimile transmission, or overnight express mail or courier service addressed as follows:

TO  PRODUCER:

Constellation  Nuclear,  LLC
39  West  Lexington  Street
18th  Floor
Baltimore,  MD  21201
Title:  President/CEO
Phone:  (410)  234-6149
Facsimile:  (410)  234-5323


Issued by:  [________]                                Effective:  [_____],  2000
            [Title]
Issued  on: [______],  2000

Niagara Mohawk Power Corporation                          Original Sheet No. 32
FERC Electric Rate Schedule No. [___]



TO  NIAGARA  MOHAWK:

Niagara  Mohawk  Power  Corporation
300  Erie  Boulevard  West
Syracuse,  NY  13202
Title:  Manager,  Transmission  &
Delivery  Services
Attn:  Susan  Hodgson
Phone:  (315)  460-2575
Facsimile:  (315)  460-2660

TO  NYSEG:

New  York  State  Electric  &  Gas  Corporation
Corporate  Drive
Kirkwood  Industrial  Park
Binghamton,  New  York  13902-5225
Title:  Senior  Vice  President
Attn:  Jeffrey  K.  Smith
Phone:  (607)  762-4440
Facsimile:  (609)  762-4345


     10.1.1 All notices required for billing purposes and invoices under this Agreement shall be in writing and shall be delivered to the following address:


TO  PRODUCER:

Constellation  Nuclear,  LLC:
39  West  Lexington  Street
18th  Floor
Baltimore,  MD  21201
Title:  President/CEO
Phone:  (410)  234-6149
Facsimile:  (410)  234-5323

Payments  By  Wire
------------------
ALLFIRST
Account  #:  89573891
ABA  Routing  #:  052000113
Credit  To:  Constellation  Nuclear  LLC


Issued by:  [________]                                Effective:  [_____],  2000
            [Title]
Issued  on: [______],  2000

Niagara Mohawk Power Corporation                          Original Sheet No. 33
FERC Electric Rate Schedule No. [___]


TO  NIAGARA  MOHAWK:
Niagara  Mohawk  Power  Corporation
300  Erie  Boulevard  West
Syracuse,  NY  13202
Title:  Manager,  Transmission  &
Delivery  Services
Attn:  Susan  Hodgson
Phone:  (315)  460-2575
Facsimile:  (315)  460-2660

Payments  By  Wire
------------------
Citibank  New  York
Account  #:  00040475
ABA  Routing  #:  021000089
Credit  To:  Niagara  Mohawk  Power  Corp.

TO  NYSEG:

New  York  State  Electric  &  Gas  Corporation
Corporate  Drive
Kirkwood  Industrial  Park
Binghamton,  New  York  13902-5225
Title:  Senior  Vice  President
Attn:  Jeffrey  K.  Smith
Phone:  (607)  762-4440
Facsimile:  (607)  762-4345

Payments  By  Wire
------------------
[BANK]
Account  #:
ABA  Routing  #:
Credit  To:


Issued by:  [________]                                Effective:  [_____],  2000
            [Title]
Issued  on: [______],  2000

Niagara Mohawk Power Corporation                          Original Sheet No. 34
FERC Electric Rate Schedule No. [___]



     10.1.2 Timing of notices: If given by electronic transmission (including telex, facsimile or telecopy), notice shall be deemed given on the date received and shall be confirmed by a written copy sent by first class mail. If sent in writing by certified mail, notice shall be deemed given on the second business day following deposit in the United States mails, properly addressed, with postage prepaid. If sent by same-day or overnight delivery service, notice shall be deemed given on the day of delivery.

10.2 Any Party may change its address for notices by notice to the other in the manner provided above.

10.3 Notwithstanding Section 10.1, any notice with respect to an Emergency or other occurrence requiring prompt attention shall be communicated in an expedited manner and may be made by telephone provided that such notice is confirmed in writing promptly thereafter.

10.4 Operating  Committee.

     10.4.1 Producer and each of the Companies shall each appoint one representative and one alternate to an Operating Committee ("the Committee"). Each Party shall notify the other Parties of its appointment in writing. Such appointments may be changed at any time by similar notice. The Committee shall meet as necessary, but not less than once each calendar year, to carry out the duties set forth herein. The Committee shall hold a meeting within ten (10) calendar days of the request of either Party, at a time and place agreed upon by the representatives. Each representative and alternate shall be a responsible person working in the day-to-day operations of their respective electrical facilities. The Committee shall represent the Parties in all matters arising under this Agreement which may be delegated to it by mutual agreement of the Parties. The duties of the Committee shall include, but are not limited, to the following:

               a. Establish and maintain testing, control and operation procedures, including those pertaining to communication and information transfers between the Producer and the Companies.

               b. Establish data requirements in accordance with the terms and conditions of this Agreement.

               c. Review data acquisition equipment, protective equipment, and any other equipment or software requirements, standards, and procedures.

               d. Review forecast maintenance and availability schedules of Companies' and Producer's facilities.


Issued by:  [________]                                Effective:  [_____],  2000
            [Title]
Issued  on: [______],  2000

Niagara Mohawk Power Corporation                          Original Sheet No. 35
FERC Electric Rate Schedule No. [___]



               e. Ensure that appropriate information is being provided by each Party regarding equipment availability.

               f. Perform such other duties as specifically assigned under this Agreement or as may be conferred upon it by mutual agreement of the Parties.

     10.4.2 Each Party shall cooperate in providing to the Committee all information required for the performance of the Committee's duties. All decisions and agreements, if any, made by the Committee shall be evidenced in writing. The Committee shall have no power to amend or waive the provisions of this Agreement.

     10.4.3 Nothing in this Section shall be construed to require the amendment or modification of, or limitation in, the applicability of standards, practices and/or procedures of the Producer or the Companies.


                                   ARTICLE XI
                              TERM AND TERMINATION

11.1 This Agreement shall become effective upon execution by the Parties and shall continue in effect until a mutually agreeable termination date not to exceed the date on which the Producer no longer requires Off-site Power Service for the Generating Facility, subject to required regulatory authorizations required for termination, except that the obligations of the Companies to provide Interconnection Service and any other services described herein shall only become effective on the date of Closing from the moment that the NMP-2 APA is consummated. Notwithstanding any other provision of this Agreement, this Agreement shall become ineffective and shall terminate in the event the NMP-2 APA terminates.

11.2 The execution of the NMP-2 APA, as defined in this Agreement, shall be a condition precedent to this Agreement taking effect.

11.3 This Agreement shall not merge with, or be terminated or superseded by, any future agreement between the Parties that does not specifically so provide.

11.4 Breach,  Cure  and  Default.

     11.4.1 Breach. A breach of this Agreement shall occur upon the failure by a Party to perform or observe any material term or condition of this Agreement as described in Section 11.4.2.

     11.4.2 Events of Breach. A breach of this Agreement shall include: (a) the failure to pay any amount when due, unless such amount is disputed in compliance with Section 9.4 of this Agreement; (b) the failure to comply with any material term or condition of this Agreement, including any breach of a representation, warranty or covenant made in this Agreement; (c) the appointment of a receiver, liquidator or trustee for a Party, or of any property of a Party, if such receiver, liquidator or trustee is not discharged within sixty (60)


Issued by:  [________]                                Effective:  [_____],  2000
            [Title]
Issued  on: [______],  2000

Niagara Mohawk Power Corporation                          Original Sheet No. 36
FERC Electric Rate Schedule No. [___]



            days; (d) the entry of a decree adjudicating a Party bankrupt or insolvent if such decree is continued undischarged and unstayed for a period of sixty (60) days; (e) the filing by a Party of a voluntary petition in bankruptcy under any provision of any federal or state bankruptcy law; and (f) failure of the Producer to permit access to the Revenue Meters in accordance with Section 6.1.8.

     11.4.3 Cure and Default. Upon a Party's breach of its obligations under this Agreement, except for breaches described in (c), (d), (e), and
            (f) of Section 11.4.2, any other Party (hereinafter the "Non-Breaching Party") shall give such Party in breach (the "Breaching Party") a written notice specifying the nature of the breach, describing the breach in reasonable detail, and demanding that the Breaching Party cure such breach. The Breaching Party shall be deemed to be in default of its obligations under this Agreement if (i) the breach is such that it can be cured within thirty (30) days and the Breaching Party fails to cure the breach within thirty
            (30) days after its receipt of such notice, (ii) the breach is such that it cannot be cured within thirty (30) days, and the Breaching Party does not in good faith commence within thirty (30) days all such steps as are commercially reasonable, necessary, and/or appropriate to cure such breach and thereafter diligently pursue such steps to completion, or (iii) the breach cannot be cured within any commercially reasonable period of time.

     11.4.4 Right to Compel Performance. Upon the occurrence of any event of default, the non-defaulting Party shall be entitled to (i) commence an action to require the defaulting Party to remedy such default and specifically perform its obligations hereunder in accordance with the terms and conditions hereof, and (ii) exercise such other rights and remedies as it may have in equity, at law or under this Agreement.

     11.4.5 Waiver. No provision of this Agreement may be waived except by mutual agreement of the Parties as expressed in writing and executed by each Party. Any waiver that is not in writing and executed by each Party shall be null and void from its inception. No express waiver in any specific instance as provided in a required writing shall be construed as a waiver in future instances unless specifically so provided in the required writing. No express waiver of any specific default shall be deemed a waiver of any other default whether or not similar to the default waived, or a continuing waiver of any other right or default by a Party. The failure of any Party to insist in any one or more instances upon the


Issued by:  [________]                                Effective:  [_____],  2000
            [Title]
Issued  on: [______],  2000

Niagara Mohawk Power Corporation                          Original Sheet No. 37
FERC Electric Rate Schedule No. [___]


            strict performance of any of the provisions of this Agreement, or to exercise any right herein, shall not be construed as a waiver or relinquishment for the future of such strict performance of such provision or the exercise of such right. Delay by any Party in enforcing its rights under this Agreement shall not be deemed a waiver of such rights.

11.5 Subject to the limitations set forth in Section 11.8, in the event of default by the Producer, the Companies may only terminate this Agreement upon the later of the following: (a) their giving written notice of termination to the Producer, the NRC and any other regulatory agency with jurisdiction over the operations of the Generation Facility; (b) the filing at FERC of a notice of termination for the Agreement, which filing must be accepted and approved by FERC; and (c) the receipt of applicable regulatory approvals for the termination of the Agreement.

11.6 Termination of this Agreement shall not relieve Producer, the Companies or Niagara Mohawk of any of their liabilities and obligations arising hereunder prior to the date termination becomes effective, and Producer, the Companies or Niagara Mohawk may take whatever judicial or administrative actions as appear necessary or desirable to enforce their rights or remedies hereunder. Unless otherwise provided herein, the rights or remedies specified herein are not exclusive and shall be in addition to all other rights and remedies available to any Party, either at law or in equity, for default or breach of any provision of this Agreement.

11.7 In the event of termination of this Agreement, the Companies may at their option physically disconnect the Generating Facilities from the Co-owned Transmission Facilities in accordance with Good Utility Practice and Niagara Mohawk may at its option physically disconnect the Generating Facility from the Transmission System in accordance with Good Utility Practice.

11.8 Where a default is disputed by the Producer in good faith, and the basis for the dispute is specified in writing, no termination of this Agreement may occur absent a final, binding and nonappealable decision by either an arbitrator or a court of competent authority having jurisdiction making a determination of said default and upon the satisfaction of all the conditions stated in Section 11.5 above. Where the default has occurred as a result of a billing dispute, the Producer shall (i) continue to make all payments not in dispute and (ii) pay into an independent escrow account the portion of the invoice in dispute, pending resolution of such dispute.


                                   ARTICLE XII
                                 FORCE MAJEURE


12.1 A Party to this Agreement shall not be considered to be in default or breach hereunder, and shall be excused from performance hereunder, if and to the extent that it shall be delayed in or prevented from performing or carrying out any provision of this Agreement by reason of force majeure, which for the purposes of this Agreement shall mean flood, ice, lightning strikes, earthquake, fire, epidemic, war, invasion, riot, civil


Issued by:  [________]                                Effective:  [_____],  2000
            [Title]
Issued  on: [______],  2000

Niagara Mohawk Power Corporation                          Original Sheet No. 38
FERC Electric Rate Schedule No. [___]



     disturbance, sabotage, explosion, insurrection, military or usurped power, strikes, stoppage of labor, labor dispute, failure of contractors or suppliers of material, action of any court or governmental authority, or any civil or military authority de facto or de jure, change in law, act of God or the public enemy, or any other event or cause beyond its reasonable control; provided, however, that a Party to this Agreement may not claim force majeure for any delay or failure to perform or carry out any provision of this Agreement to the extent that it has been negligent or engaged in intentional misconduct and such negligence or misconduct contributed to its delay or failure to perform or carry out its duties and obligations under this Agreement. Mere economic hardship of a Party shall not constitute force majeure.


12.2 The Party claiming force majeure shall give notice to the other Parties of the occurrence of force majeure no later than ten (10) business days after such occurrence and shall use due diligence to resume performance and/or the provision of service hereunder as soon as practicable.

                                  ARTICLE XIII
                                INDEMNIFICATION

13.1 Indemnification. The Companies or Niagara Mohawk, as the context may require, shall indemnify, defend and hold harmless the Producer, its directors, officers, employees, agents and Affiliates, and the Producer shall indemnify, defend and hold harmless the Companies or Niagara Mohawk, as the context may require, or its directors, officers, employees, agents and Affiliates, from and against all liabilities, expenses (including litigation costs and reasonable attorneys' fees), damages, losses, penalties, judgments, fines, claims, demands, actions, and proceedings of any nature whatsoever for events that arise out of or are in any manner connected with this Agreement and (i) occur or arise on the indemnifying Party's side of the Delivery Points, the Off-site Power Service Points, and/or any property owned by the indemnifying party, except to the extent that such events are attributable to the negligence or willful misconduct of the Party seeking to be indemnified, or (ii) are attributable to the negligence or willful misconduct of the Party from whom indemnity is being sought.

13.2 Indemnification Procedures. If a Party to this Agreement (the "Indemnified Party") intends to seek indemnification under this Article from any other Party (the "Indemnifying Party"), the Indemnified Party shall give the Indemnifying Party written notice of the Indemnified Party's indemnification claim within ninety (90) days of the day on which the manager of claims or counsel of the Indemnified Party first has actual knowledge of facts giving rise to such indemnification claim. Such notice shall describe the indemnification claim in reasonable detail, and shall indicate the amount (estimated if necessary) of the loss that has been, or


Issued by:  [________]                                Effective:  [_____],  2000
            [Title]
Issued  on: [______],  2000

Niagara Mohawk Power Corporation                          Original Sheet No. 39
FERC Electric Rate Schedule No. [___]



     may be sustained by, the Indemnified Party. The failure to give such notice shall relieve the Indemnifying Party of its obligation under this Article to the extent that the Indemnifying Party is actually and materially prejudiced as a result of the failure to give notice.

13.3 Settlement. Neither the Indemnified Party, nor the Indemnifying Party, may settle or compromise any claim against the Indemnified Party without the prior written consent of the other Party; provided, however, that consent shall not be unreasonably withheld, conditioned or delayed.


13.4 Notice. Promptly after receipt by the Indemnified Party of any claim against it or of notice of the commencement of any action, administrative or legal proceeding, or investigation as to which the indemnities provided for in this Article may apply, the Indemnified Party shall give the Indemnifying Party written notice of such fact. The Indemnifying Party shall assume the defense thereof with counsel designated by such Party and satisfactory to the Indemnified Party in the Indemnified Party's reasonable discretion; provided, however, that if the defendants in any such action, proceeding or investigation include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to, or inconsistent with, those available to the Indemnifying Party, the Indemnified Party shall have the right to select and employ (at the expense of the Indemnifying Party) separate counsel to participate in the defense of such action, proceeding or investigation on behalf of the Indemnified Party.

13.5 Right to Assume Defense. Should the Indemnified Party be entitled to indemnification under this Article as a result of a claim by a third party, and the Indemnifying Party fails to assume the defense of such third-party claim, the Indemnified Party shall, at the expense of the Indemnifying Party, contest (or, with the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed) or settle such third-party claim, provided that no such contest need be made and settlement or full payment of any such third-party claim may be made without consent of the Indemnifying Party (with the Indemnifying Party remaining obligated to indemnify the Indemnified Party under this Article), if, in the written opinion of an independent counsel jointly chosen by the Indemnified and Indemnifying Parties, such claim is meritorious and the amount of the settlement or full payment is reasonable.

13.6 Enforcement and Other Costs. In all cases, the Indemnifying Party shall be liable to the Indemnified Party for all costs (including litigation costs and reasonable attorneys' fees) incurred by the Indemnified Party at any time in the course of the Indemnified Party's asserting, enforcing or giving effect to its right to indemnification under this Article. For purposes of this Agreement, the phrase "litigation costs and reasonable attorneys' fees" shall include litigation costs and reasonable attorneys' fees incurred by an Indemnified Party with respect to an action or proceeding (i) between the Indemnified Party and the Indemnifying Party or
     (ii)  between  the  Indemnified  Party  and  a  third  party.


Issued by:  [________]                                Effective:  [_____],  2000
            [Title]
Issued  on: [______],  2000

Niagara Mohawk Power Corporation                          Original Sheet No. 40
FERC Electric Rate Schedule No. [___]



13.7 Indemnification Amount. In the event that a Party is obligated to indemnify another Party under this Article, the amount owing to the Indemnified Party shall be the amount of the Indemnified Party's actual out-of-pocket loss net of any insurance proceeds received by, or other recovery by, the Indemnified Party.

13.8 Employees. Each Party shall comply with applicable workers' compensation laws, and the indemnities of this Article shall be fully applicable to all claims and payments arising under such laws.

13.9 Survival. The indemnification obligations of each Party under this Article shall continue in full force and effect regardless of whether this Agreement has either expired or been terminated, canceled, suspended or completed, but only with respect to claims for indemnification based on acts or events that occurred prior to such expiration, termination, cancellation, suspension or completion.


                                   ARTICLE XIV
                          RELATIONSHIP OF THE PARTIES

14.1 Nothing contained in this Agreement shall be construed or deemed to cause, create, constitute, give effect to, or otherwise recognize Producer and the entities comprising the Companies to be partners, joint venturers, employer and employee, principal and agent, or any other business association, with respect to any matter.

14.2 Except with the consent of all Parties, no Party shall have any authority to create or assume in the other Party's name or on its behalf any obligation, express or implied, or to act or purport to act as the other Party's agent or legally empowered representative for any purpose whatsoever.

14.3 No Party shall be liable to any third party in any way for any engagement, obligation, commitment, contract, representation or for any negligent act or omission of the other Party, except as expressly provided for herein.

14.4 The rights and obligations of the Parties shall be limited to those expressly set forth herein.


Issued by:  [________]                                Effective:  [_____],  2000
            [Title]
Issued  on: [______],  2000

Niagara Mohawk Power Corporation                          Original Sheet No. 41
FERC Electric Rate Schedule No. [___]



                                   ARTICLE XV
                       THIRD PARTY BENEFICIARY/ASSIGNMENT

15.1 To the extent it has an ownership interest in NMP-2, the Long Island Lighting Company (d/b/a/ LIPA) ("LIPA") shall be a third-party beneficiary of this Agreement. Other than LIPA, no other person shall have any rights or interests, direct or indirect, in this Agreement, except the Parties, their successors and permitted assigns. The Parties specifically disclaim any intent to create any rights in any person as a third-party beneficiary to this Agreement except as stated in this Section 15.1.

15.2 Assignment. Except as provided for in this Section 15.2, no Party may assign this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other Parties, which consent shall not be unreasonably withheld.

     15.2.1 Producer Financing. Producer may, upon prior written notice to the Companies, assign, transfer, pledge, or otherwise dispose of its rights and interests under this Agreement to any lender or financial institution in connection with the financing or refinancing of the Generating Facility or property acquisition therefor.

     15.2.2 Companies Financing. The Companies, with respect to the Co-owned Transmission Facilities and Niagara Mohawk, with respect to the Transmission System may, upon prior written notice to the Producer, assign, transfer, pledge, or otherwise dispose of the Companies or Niagara Mohawk's rights and interests under this Agreement to any lender or financial institution in connection with the financing or refinancing of the Co-owned Transmission Facilities or Transmission System or property acquisition therefor.

     15.2.3 NYSEG Assignment. In connection with a Niagara Mohawk and NYSEG agreement with respect to a transfer of the Co-owned Transmission facilities, NYSEG, upon prior written notice to the Producer and LIPA, may assign its rights, title and obligations under this Agreement to Niagara Mohawk without the consent of the Producer or LIPA, and such assignment shall release NYSEG from liability under this Agreement from and after the date of such assignment provided all NYSEG liabilities from and after the date of the assignment under this Agreement are expressly assumed by the assignee.


     15.2.4 Producer Assignment. Producer shall not have the right to assign this Agreement without Customer's prior written consent, provided
                                                                       ---------
             that PRODUCER or its permitted assignee, without Customer's consent, may assign, transfer, pledge or otherwise dispose of (absolutely or as security) its rights and interests hereunder to an Affiliate (an "Assignee Entity") of PRODUCER at least 68% of the equity securities of which are owned by Producer; provided,
                                                                       --------
             however,  (i)  any  minority  owner of the Assignee Entity shall be
             -------
             that entity contemplated to become an equity owner of Producer's affiliated merchant energy group as set forth in that certain press release issued by Constellation Energy Group on October 23, 2000,
             (ii) no minority owner of the Assignee Entity may have any control or management or operational rights or role with respect to the


Issued by:  [________]                                Effective:  [_____],  2000
            [Title]
Issued  on: [______],  2000

Niagara Mohawk Power Corporation                          Original Sheet No. 42
FERC Electric Rate Schedule No. [___]



             Assignee Entity , and (iii) no such assignment shall relieve or discharge Producer from any of its obligations hereunder or shall be made if it would reasonably be expected to prevent or materially impede, interfere with or delay the transactions contemplated by this Agreement or materially increase the costs of the transactions contemplated by this AgreementThe Parties hereby acknowledge and agree that the continuing obligation provisions of Section 15.5 shall not apply to any assignment made pursuant to this Section 15.2.4, but rather the provisions of clause (iii) of this Section
             15.2.4  shall  apply  to  any  such  assignment.

15.3 Assignment Costs. Each Party agrees to reimburse the other Parties for any costs and expenses (including reasonable attorneys' fees) reasonably incurred in connection with the other Parties' review, execution and delivery of instruments, agreements or documents necessary in connection with the assigning Party's assignment, transfer, sale or other disposition of this Agreement or any interest in the Co-owned Transmission Facilities or Transmission System.

15.4 Violations. Any assignment in violation of Article XV may, at the non-assigning Party's option, be deemed null and void from its inception.

15.5 Continuing Obligations. Any authorized assignment shall not relieve the assigning Party of the responsibility of full compliance with the requirements of this Agreement, unless the other Party consents and the assignee agrees in writing to be bound by all of the obligations and duties of the assigning Party provided for in this Agreement and has provided written assurances to the other Party of continued performance and protection against liability upon assignment.

15.6 Indemnity. Any purported assignment contrary to the provisions of this Agreement shall make the assigning Party the indemnitor of the other Parties and their successors against any liabilities and costs, including attorneys' fees as to which the assigning Party's transferee fails to indemnify, defend, and hold harmless the other Parties, their agents, employees and their successors, from and against any loss, damage, liability, cost, suit, charge, expense (including reasonable attorneys' fees) or cause of action, incurred by the other Parties as a result of the assignment or as a result of any dispute between the assigning Party and its transferees, or between any subsequent transferees, that arise from or relates to any assignment by the assigning Party.


Issued by:  [________]                                Effective:  [_____],  2000
            [Title]
Issued  on: [______],  2000

Niagara Mohawk Power Corporation                          Original Sheet No. 43
FERC Electric Rate Schedule No. [___]



15.7 Inurement. This Agreement shall bind and inure to the benefit of the Parties to this Agreement, their successors and permitted assigns.


                                   ARTICLE XVI
                                    APPROVAL

16.1 The Companies shall file this Agreement with the appropriate regulatory authorities. If any such regulatory body materially modifies the terms and conditions of this Agreement and such modification(s) materially affect the benefits flowing to one or more of the Parties, the Parties agree to attempt in good faith to negotiate an amendment or amendments to this Agreement or take other appropriate action(s) so as to put each Party in effectively the same position in which the Parties would have been had such modification not been made. In the event that, within sixty (60) days or some other time period mutually agreed upon by the Parties after such modification has been made, the Parties are unable to reach agreement as to what, if any, amendments are necessary and fail to take other appropriate action to put each Party in effectively the same position in which the Parties would have been had such modification not been made, then any Party materially affected by the modification shall have the right to submit the matter for resolution pursuant to the dispute resolution procedures set forth in Article XX of this Agreement.


                                  ARTICLE XVII
                                     WAIVER

17.1 No provision of this Agreement may be waived except by mutual agreement of the Parties as expressed in writing and signed by all Parties.

17.2 Any waiver that is not in writing and signed by all Parties shall be null and void from its inception.

17.3 No express waiver in any specific instance as provided in a required writing shall be construed as a waiver of future instances unless specifically so provided in the required writing.

17.4 No express waiver of any specific default shall be deemed a waiver of any other default whether or not similar to the default waived, or a continuing waiver of any other right or default by a Party.

17.5 The failure of a Party to insist in any one or more instances upon the strict performance of any of the provisions of this Agreement, or to exercise any right herein, shall not be construed as a waiver or relinquishment for the future of such strict performance of such provision or the exercise of such right.


Issued by:  [________]                                Effective:  [_____],  2000
            [Title]
Issued  on: [______],  2000

Niagara Mohawk Power Corporation                          Original Sheet No. 44
FERC Electric Rate Schedule No. [___]


                                  ARTICLE XVIII
                           AMENDMENT AND MODIFICATION

18.1 This Agreement may be amended or modified only if the amendment or modification is in writing and executed by all Parties. Any amendment or modification that is not in writing and signed by all Parties shall be null and void from its inception.

18.2 No express amendment or modification in any specific instance as provided herein shall be construed as an amendment or modification of future instances, unless specifically so provided in the required writing.

18.3 Nothing in this Agreement shall be construed as affecting in any way the right a Party to this Agreement to unilaterally make application to FERC for a change in rates, terms and conditions, charges, classifications of service, rule or regulation under Section 205 or Section 206, as applicable, of the Federal Power Act and pursuant to FERC's rules and regulations promulgated thereunder. Notwithstanding the foregoing, the Parties shall, within ninety (90) days after each ten (10) year period this Agreement has been in effect, review this Agreement jointly and in good faith assess whether any modification is warranted.


                                   ARTICLE XIX
                                  GOVERNING LAW

19.1 This Agreement and the rights and obligations of the Parties to this Agreement shall be governed by and construed in accordance with the law of the State of New York, without giving effect to the conflict of laws principles thereof.

19.2 The Parties agree to submit to the jurisdiction of the courts in the State of New York for the purposes of interpretation and enforcement of this Agreement.

19.3 The Parties waive personal service by manual delivery and agree that service of process on a Party in any action concerning or arising out of this Agreement may be made by registered or certified mail, return receipt requested, delivered to the Party's address as set forth in Section 10.1 of this Agreement.

                                   ARTICLE XX
                               DISPUTE RESOLUTION

20.1 Should a claim or dispute among the Parties arise under this Agreement, the Parties shall continue, in good faith, to perform their respective obligations hereunder. Notice of any claim or dispute that any Party may have against another Party, arising out of the Agreement shall be submitted in writing to the other Parties in a manner that clearly identifies the nature of the claim or dispute and requests that the Parties engage in negotiations to resolve the claim or dispute.


Issued by:  [________]                                Effective:  [_____],  2000
            [Title]
Issued  on: [______],  2000

Niagara Mohawk Power Corporation                          Original Sheet No. 45
FERC Electric Rate Schedule No. [___]



20.2 Upon receipt of the notice of claim or dispute under Section 20.1, the Parties shall use Commercially Reasonable Efforts to resolve any such dispute without resorting to judicial resolution, through good faith negotiations between representatives with authority to resolve or settle the claim or dispute. The Parties agree to keep confidential any documents or materials exchanged and/or confidential information revealed in furtherance of resolving or settling the claim or dispute under Article XX of this Agreement and that such documents, materials, or information shall be considered confidential settlement information and that, pursuant to Rule 408 of the Federal Rules of Evidence and parallel doctrines of state law, shall not be admissible as evidence in any subsequent judicial or regulatory proceeding.

20.3 If the dispute remains unresolved for more than sixty (60) days after receipt of the notice of claim or dispute under Section 20.1, any Party may submit the dispute to binding arbitration in New York, NY by three neutral arbitrators under the Commercial Arbitration Rules of the American Arbitration Association.

20.4 Only the Parties hereto and their designated representatives shall be permitted to participate in any arbitration initiated pursuant to this Agreement. The arbitration process shall be concluded not later than six
     (6) months after the date that it is initiated. The award of the arbitrators shall be accompanied by a reasoned opinion if requested by either Party. The award rendered in such a proceeding shall be final. The Parties shall keep the award, and any opinion issued by the arbitrators, confidential unless the Parties agree otherwise. Any award of amounts due shall include interest accrued until the date paid. Judgment may be entered upon the arbitration opinion and award in any court having jurisdiction.

20.5 The procedures for the resolution of disputes set forth herein shall be the sole and exclusive procedures for the resolution of disputes. Each Party is required to continue to perform its obligations under this Agreement pending final resolution of a dispute. All negotiations pursuant to these procedures for the resolution of disputes will be confidential, and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and State Rules of Evidence and similarly applicable rules or regulations of any state or federal regulatory agency with jurisdiction over a Party.


Issued by:  [________]                                Effective:  [_____],  2000
            [Title]
Issued  on: [______],  2000

Niagara Mohawk Power Corporation                          Original Sheet No. 46
FERC Electric Rate Schedule No. [___]



                                   ARTICLE XXI
                             LIMITATION OF LIABILITY

21.1 Liability.  With  the  exception of indemnification under the provisions of
     Article 13 for claims asserted against an indemnified Party by a third party under no circumstances shall the Companies, Niagara Mohawk, or the Producer be liable to each other, their respective directors, officers, employees, agents and Affiliates, as the context may require, for consequential, incidental, punitive, special, exemplary, indirect, treble or multiple damages of any kind (including attorneys' fees, litigation costs, losses or damages caused by reason of the unavailability of the Generating Facility, plant shutdowns or service interruptions, losses of use, profits or revenue, inventory or use charges, costs of purchased or replacement power, interest charges or costs of capital) arising out of or in any manner connected with this Agreement, including any such damages which are based upon causes of action for breach of contract, tort (including negligence and misrepresentation), breach of warranty or strict liability; provided, however, that: (i) in the event of curtailments or interruptions of deliveries of Electricity over the Co-owned Transmission Facilities due to the Companies' gross negligence or intentional misconduct, the Companies may be liable to the Producer for lost profits directly resulting from such curtailment or interruption; (ii) in the event of curtailments or interruptions of deliveries of Electricity over the Transmission System due to Niagara Mohawk's gross negligence or intentional misconduct, Niagara Mohawk may be liable to the Producer for lost profits directly resulting from such curtailment or interruption; and/or (iii) in the event of curtailments or interruptions of deliveries of Electricity to the Co-owned Transmission Facilities or the Transmission System due to the Producer's gross negligence or intentional misconduct, the Producer may be liable to the Companies, with respect to the Co-owned Transmission Facilities and/or Niagara Mohawk, with respect to the Transmission System for lost profits directly resulting from such curtailment or interruption. Unless otherwise provided in this Agreement, this provision shall apply regardless of any remedy otherwise available at law or in equity and which is not otherwise excluded by this Agreement.

21.2 Third-Party Claims Against the Producer. Notwithstanding the provisions of this Article as they may apply with respect to an indemnifying Party's responsibility for claims asserted against an indemnified Party by a third-party, and except where such claims arise from gross negligence or intentional misconduct on the part of the Companies or their agents or representatives, neither the Companies, nor their directors, officers, employees, agents and Affiliates, shall be liable to the Producer, its directors, officers, employees, agents or Affiliates, for third-party claims, actions or causes of action for incidental, punitive, special, exemplary, indirect, treble, multiple or consequential damages of any kind (including attorneys' fees, litigation costs, losses or damages caused by reason of the unavailability of the Generating Facility, plant shutdowns or


Issued by:  [________]                                Effective:  [_____],  2000
            [Title]
Issued  on: [______],  2000

Niagara Mohawk Power Corporation                          Original Sheet No. 47
FERC Electric Rate Schedule No. [___]



     service interruptions, losses of use, profits or revenue, inventory or use charges, costs of purchased or replacement power, interest charges or costs of capital) resulting from or related to curtailments or interruptions of deliveries of Electricity over the Co-owned Transmission Facilities or the Transmission System, including any such damages which are based upon causes of action for breach of contract, tort (including negligence and misrepresentation), breach of warranty or strict liability.

21.3 Third-Party Claims Against the Companies. Notwithstanding the provisions of this Article as they may apply with respect to an indemnifying Party's responsibility for claims asserted against an indemnified Party by a third-party, and except where such claims arise from gross negligence or intentional misconduct on the part of the Producer or its agents or representatives, neither the Producer, nor its directors, officers, employees, agents and Affiliates, shall be liable to the Companies, their directors, officers, employees, agents or Affiliates, for third-party claims, actions or causes of action for incidental, punitive, special, exemplary, indirect, treble, multiple or consequential damages of any kind (including attorneys' fees, litigation costs, losses or damages caused by reason of the unavailability of the Co-owned Transmission Facilities or the Transmission System, plant shutdowns or service interruptions, losses of use, profits or revenue, inventory or use charges, costs of purchased or replacement power, interest charges or costs of capital) resulting from or related to curtailments or interruptions of deliveries of Electricity from the Generating Facility, including any such damages which are based upon causes of action for breach of contract, tort (including negligence and misrepresentation), breach of warranty or strict liability.

21.4 Survival. The provisions of this Article shall apply and shall survive termination, cancellation, suspension, completion or expiration of this Agreement.


Issued by:  [________]                                Effective:  [_____],  2000
            [Title]
Issued  on: [______],  2000

Niagara Mohawk Power Corporation                          Original Sheet No. 48
FERC Electric Rate Schedule No. [___]


                                  ARTICLE XXII
                                  SEVERABILITY

22.1 If any term of this Agreement, or the interpretation or application of any term or provision to any prior circumstance, is held to be unenforceable, illegal, or invalid by any governmental agency or court of competent jurisdiction, the remainder of this Agreement, or the interpretation or application of all other terms or provisions to persons or circumstances other than those that are unenforceable, illegal, or invalid, shall not be affected thereby and each term and provision shall be valid and may be enforced to the fullest extent permitted by law.

                                  ARTICLE XXIII
                                    HEADINGS

23.1 The headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or limit or be used as an aid in construing the provisions of this Agreement.

                                  ARTICLE XXIV
                        INTEGRATION/MERGER/SURVIVABILITY

24.1 This Agreement sets forth the entire understanding and agreement of the Parties as to the subject matter of this Agreement. This Agreement merges and supersedes all prior agreements, commitments, representations, writings and discussions between the Parties with respect to the subject matter of this Agreement.


                                   ARTICLE XXV
                      COMPLIANCE WITH GOOD UTILITY PRACTICE

25.1 The  Parties  shall  comply  with  Good  Utility  Practice.



Issued by:  [________]                                Effective:  [_____],  2000
            [Title]
Issued  on: [______],  2000

Niagara Mohawk Power Corporation                          Original Sheet No. 49
FERC Electric Rate Schedule No. [___]



IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed as of the day and year first above written.


FOR  THE  PRODUCER:
-------------------

CONSTELLATION  NUCLEAR,  LLC

______________________

______________________

FOR  NIAGARA  MOHAWK:
--------------------

NIAGARA  MOHAWK  POWER  CORPORATION

______________________

______________________

FOR  NYSEG:
-----------

NEW  YORK  STATE  ELECTRIC  &  GAS  CORPORATION

______________________

______________________



Issued by:  [________]                                Effective:  [_____],  2000
            [Title]
Issued  on: [______],  2000

Niagara Mohawk Power Corporation                          Original Sheet No. 50
FERC Electric Rate Schedule No. [___]



                               [GRAPHIC  OMITED]
              [Nine Mile Point Stations Interconnection Diagrams]



Issued by:  [________]                                Effective:  [_____],  2000
            [Title]
Issued  on: [______],  2000

Niagara Mohawk Power Corporation                          Original Sheet No. 51
FERC Electric Rate Schedule No. [___]



                               [GRAPHIC  OMITED]
              [Nine Mile Point Stations Interconnection Diagrams]



Issued by:  [________]                                Effective:  [_____],  2000
            [Title]
Issued  on: [______],  2000

Niagara Mohawk Power Corporation                          Original Sheet No. 52
FERC Electric Rate Schedule No. [___]




                               [GRAPHIC  OMITED]
              [Nine Mile Point Stations Interconnection Diagrams]


Issued by:  [________]                                Effective:  [_____],  2000
            [Title]
Issued  on: [______],  2000

Niagara Mohawk Power Corporation                          Original Sheet No. 53
FERC Electric Rate Schedule No. [___]



                                   SCHEDULE B

                              JOINT USE FACILITIES

OFFSITE  SOURCES  115KV

-    Disconnect  switch  51  located  in  Scriba  Substation.

-    Circuit  breaker  R50  located  in  Scriba  Substation.

-    Disconnect  switch  53  located  in  Scriba  Substation.

-    Disconnect  switch  33  located  in  Scriba  Substation.

-    Disconnect  switch  31  located  in  Scriba  Substation.

-    115kV  "C"  Bus  located  in  Scriba  Substation.

- Three 115kV potential transformers collectively denominated J9993 located in Scriba Substation.

-    Three  surge  arresters  located  on  "C" Bus located in Scriba Substation.

-    Disconnect  switch  128  located  in  Scriba  Substation.

-    Circuit  breaker  R115  located  in  Scriba  Substation.

-    Disconnect  switch  118  located  in  Scriba  Substation.

- Transformer #1, 345/115kV, 224MVA and tertiary fuse denominated J5058 located in Scriba Substation.

-    Disconnect  switch  63  located  in  Scriba  Substation.

-    Circuit  breaker  R60  located  in  Scriba  Substation.

-    Disconnect  switch  61  located  in  Scriba  Substation.

-     Disconnect switch  21  located  in  Scriba  Substation.


Issued by:  [________]                                Effective:  [_____],  2000
            [Title]
Issued  on: [______],  2000

Niagara Mohawk Power Corporation                          Original Sheet No. 54
FERC Electric Rate Schedule No. [___]



-    115kV  "D"  Bus  located  in  Scriba  Substation.

- Three 115kV potential transformers collectively denominated J9994 located in Scriba Substation.

-    Three  surge  arresters  located  on  "D" Bus located in Scriba Substation.

-    Disconnect  switch  228  located  in  Scriba  Substation.

-    Circuit  breaker  R225  located  in  Scriba  Substation.

-    Disconnect  switch  218  located  in  Scriba  Substation.

- Transformer #2, 345/115kV, 224MVA and tertiary fuse denominated J5128 located in Scriba Substation.

- 115kV duplex switchboards #1 and #2 located in Control House #1 and 115kV duplex switchboards #3 and #4 located in Control House #2 all located in Scriba Substation.

- Associated grading, grounding, conduit, foundations, structures, conductor, junction boxes, cable and miscellaneous equipment located in Scriba Station.

#23  LINE  POSITION

-    Ground  switch  23G  located  in  Scriba  Substation.

-    Disconnect  switch  233  located  in  Scriba  Substation.

-    Three  capacitance  coupling  voltage transformers collectively denominated
     J8923  located  in  Scriba  Substation.

-    Disconnect  switch  232  located  in  Scriba  Substation.



Issued by:  [________]                                Effective:  [_____],  2000
            [Title]
Issued  on: [______],  2000

Niagara Mohawk Power Corporation                          Original Sheet No. 55
FERC Electric Rate Schedule No. [___]



-    Circuit  breaker  R230  located  in  Scriba  Substation.

-    Disconnect  switch  231  located  in  Scriba  Substation.

-    Disconnect  switch  926  located  in  Scriba  Substation.

-    Circuit  breaker  R925  located  in  Scriba  Substation.

-    Disconnect  switch  927  located  in  Scriba  Substation.

-    Disconnect  switch  991  located  in  Scriba  Substation.

- Duplex switchboard panels 5 and 6 in 345kV switchboard #1 and duplex switchboard panel 3 in 345kV switchboard #2 located in Control House #1; and switchboard panels 3, 4 and 5 in 345kV switchboard #3 and panel 5F in 345kV switchboard #4 located in Control House #2 all located in Scriba Substation.

- Associated grading, grounding, conduit, foundations, structures, conductor, junction boxes, cable and miscellaneous equipment located in Scriba Station.



Issued by:  [________]                                Effective:  [_____],  2000
            [Title]
Issued  on: [______],  2000

Niagara Mohawk Power Corporation                          Original Sheet No. 56
FERC Electric Rate Schedule No. [___]


                                   SCHEDULE C

                             INSURANCE REQUIREMENTS

     From the effective date of this Agreement, through the termination of all of the easements and other rights granted under this Agreement, or longer where specified below, each Party shall provide and maintain, at its own expense, insurance policies, issued by reputable insurance companies with an A. M. Best rating of at least B+, which meet or exceed the following requirements:

- POLICY OF WORKERS' COMPENSATION AND EMPLOYER'S LIABILITY INSURANCE, with respect to all work and activities performed with respect to this Agreement by or on behalf of the Party, as required by the State of New York. Coverage shall include the Longshore and Harbor Workers' Compensation Act and the Jones Act;


- POLICY OF GENERAL LIABILITY INSURANCE, with respect to all work and activities performed with respect to this Agreement by or on behalf of the Party, with MINIMUM limits of:
                   -------

          Bodily  Injury    -  $1,000,000.00  per  Occurrence

          Property  Damage  -  $1,000,000.00  per  Occurrence.

     This policy shall include Contractual Liability and Products/Completed Operations coverage. If the Products/Completed Operations coverage is written on a claims-made basis, the coverage shall be maintained continuously for at least two years after termination of all of the easements and other rights granted under this Agreement.



Issued by:  [________]                                Effective:  [_____],  2000
            [Title]
Issued  on: [______],  2000

Niagara Mohawk Power Corporation                          Original Sheet No. 57
FERC Electric Rate Schedule No. [___]



- AUTOMOBILE LIABILITY INSURANCE, covering owned, non-owned and hired vehicles used in connection with work and activities performed with respect to this Agreement by or on behalf of the Party, with MINIMUM limits of:
                                                              ------

     Bodily  Injury  &  Property  Damage  -  $1,000,000.00  per  occurrence.

-    UMBRELLA  OR  EXCESS  LIABILITY  INSURANCE,  with  a  MINIMUM limit  of
                                                           -------
    $10,000,000.00.

- WATERCRAFT LIABILITY INSURANCE, covering all work and activities performed with respect to this Agreement by or on behalf of the Party and involving the use of watercraft, with MINIMUM limits of:
                                      -------

     Bodily  Injury       -  $1,000,000.00  per  occurrence

     Property  Damage  -  $1,000,000.00  per  occurrence.

- AIRCRAFT LIABILITY INSURANCE, covering all work and activities performed with respect to this Agreement by or on behalf of the Party and involving the use of aircraft, with MINIMUM limits of:
                                    -------

     Bodily  Injury  &  Property  Damage  -  $1,000,000.00  per  occurrence.

- ALL RISK PROPERTY INSURANCE, covering each Party's real and personal property against all loss or damage by fire and other casualty, with limits, deductibles, and coverage as each Party shall deem appropriate. The policy shall contain a waiver of subrogation in favor of each other Party.


     Each Party may elect to self-insure various portions of the above insurance requirements provided that such Party meets and complies with all of the requirements of self-insurance.


Issued by:  [________]                                Effective:  [_____],  2000
            [Title]
Issued  on: [______],  2000

Niagara Mohawk Power Corporation                          Original Sheet No. 58
FERC Electric Rate Schedule No. [___]



     Each Party's liability insurance contracts with respect to this Agreement that have an annual aggregate limit of liability shall be issued so as to provide that, or shall be amended so as to provide that, the annual aggregate limit applies on a per location basis.

     Each Party shall be included as an additional insured on each other Party's General Liability, Umbrella and Excess liability insurance policies with respect to this Agreement.


     CONSTELLATION  COVENANTS,  REPRESENTS  AND  WARRANTS:

A. That it has entered into an agreement of indemnification with the United States Atomic Energy Commission as provided under Section 170 of the Atomic
Energy  Act  of  1954,  as  amended;

B. That it shall provide and maintain nuclear liability insurance in such amounts and form as required by Section 170 of the Atomic Energy Act of 1954, as amended;

C. That it shall provide and maintain nuclear property insurance in an amount satisfactory to the NRC;

D. That it shall extend protection against a nuclear incident, as provided for in (B) and (C) above, for the benefit of NYSEG and Niagara Mohawk, their respective consultants, contractors, subcontractors, agents, invitees and employees; and

E. That it shall indemnify and hold harmless NYSEG and Niagara Mohawk, their respective consultants, contractors, subcontractors, agents, invitees and employees, from and against all losses, penalties, claims, demands, actions, proceedings, damages, expenses (including litigation costs and reasonable attorneys' fees) and liabilities resulting from any nuclear incident.


Issued by:  [________]                                Effective:  [_____],  2000
            [Title]
Issued  on: [______],  2000

Niagara Mohawk Power Corporation                          Original Sheet No. 59
FERC Electric Rate Schedule No. [___]



     In addition, Constellation covenants, represents and warrants that if the nuclear liability protection system in effect on the effective date of this Agreement expires or is repealed, changed, or modified, it shall, without cost to NYSEG or Niagara Mohawk, maintain nuclear liability protection, to the extent that it is reasonably available, for the protection of NYSEG and Niagara Mohawk, through governmental indemnity, limitation of liability and/or insurance.



Issued by:  [________]                                Effective:  [_____],  2000
            [Title]
Issued  on: [______],  2000

Niagara Mohawk Power Corporation                          Original Sheet No. 60
FERC Electric Rate Schedule No. [___]



                                   SCHEDULE D

                              SUBSTATION COMPONENTS


None